                                                                 Exhibit  10.11



                                CREDIT AGREEMENT

                         Dated as of December 30, 1996,



                                      among



                        ALLIED WASTE NORTH AMERICA, INC.,

                         ALLIED WASTE INDUSTRIES, INC.,

                         THE LENDERS REFERRED TO HEREIN,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Syndication Agent,

                                 CREDIT SUISSE,
             as Swingline Lender, Issuing Bank, Administrative Agent
                              and Collateral Agent


                                       and


                                 CITIBANK, N.A.,
                             as Documentation Agent

                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms.................................................  2
SECTION 1.02.  Terms Generally............................................... 29


                                   ARTICLE II

                                   The Credits

SECTION 2.01. Commitments.................................................... 30
SECTION 2.02. Loans.......................................................... 30
SECTION 2.03. Borrowing Procedure............................................ 32
SECTION 2.04. Evidence of Debt; Repayment of Loans........................... 33
SECTION 2.05. Fees........................................................... 33
SECTION 2.06. Interest on Loans.............................................. 34
SECTION 2.07. Default Interest............................................... 35
SECTION 2.08. Alternate Rate of Interest..................................... 35
SECTION 2.09. Termination and Reduction of Commitments....................... 35
SECTION 2.10. Conversion and Continuation of Borrowings...................... 36
SECTION 2.11. Repayment of Term Borrowings and AXELs Borrowings.............. 38
SECTION 2.12. Optional Prepayments........................................... 42
SECTION 2.13. Mandatory Prepayments.......................................... 43
SECTION 2.14. Reserve Requirements; Change in Circumstances.................. 46
SECTION 2.15. Change in Legality............................................. 47
SECTION 2.16. Indemnity...................................................... 48
SECTION 2.17. Pro Rata Treatment............................................. 48
SECTION 2.18. Sharing of Setoffs............................................. 49
SECTION 2.19. Payments....................................................... 49
SECTION 2.20. Taxes.......................................................... 50
SECTION 2.21. Assignment of Commitments Under Certain
                  Circumstances; Duty to Mitigate............................ 52
SECTION 2.22. Swingline Loans................................................ 53
SECTION 2.23. Letters of Credit.............................................. 54

                                                                  Contents, p. 2





                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers........................................... 59
SECTION 3.02. Authorization.................................................. 59
SECTION 3.03. Enforceability................................................. 60
SECTION 3.04. Governmental Approvals......................................... 60
SECTION 3.05. Financial Statements........................................... 60
SECTION 3.06. No Material Adverse Change..................................... 61
SECTION 3.07. Title to Properties; Possession Under Leases................... 61
SECTION 3.08. Subsidiaries................................................... 61
SECTION 3.09. Litigation; Compliance with Laws............................... 61
SECTION 3.10. Agreements..................................................... 61
SECTION 3.11. Federal Reserve Regulations.................................... 62
SECTION 3.12. Investment Company Act; Public Utility
                  Holding Company Act........................................ 62
SECTION 3.13. Use of Proceeds................................................ 62
SECTION 3.14. Tax Returns.................................................... 62
SECTION 3.15. No Material Misstatements...................................... 62
SECTION 3.16. Employee Benefit Plans......................................... 62
SECTION 3.17. Environmental Matters.......................................... 63
SECTION 3.18. Insurance...................................................... 64
SECTION 3.19. Security Documents............................................. 64
SECTION 3.20. Labor Matters.................................................. 65
SECTION 3.21. Solvency....................................................... 66


                                   ARTICLE IV

                              Conditions of Lending

SECTION 4.01. All Credit Events.............................................. 66
SECTION 4.02. First Credit Event............................................. 67
SECTION 4.03. Acquisition Loan Credit Events................................. 73


                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties........................... 74
SECTION 5.02. Insurance...................................................... 74
SECTION 5.03. Obligations and Taxes.......................................... 75

                                                                  Contents, p. 3





SECTION 5.04. Financial Statements, Reports, etc............................ 75
SECTION 5.05. Litigation and Other Notices.................................. 77
SECTION 5.06. Employee Benefits............................................. 77
SECTION 5.07. Maintaining Records; Access to Properties and Inspections..... 77
SECTION 5.08. Use of Proceeds............................................... 77
SECTION 5.09. Environmental Laws............................................ 78
SECTION 5.10. Preparation of Environmental Reports.......................... 78
SECTION 5.11. Further Assurances............................................ 78
SECTION 5.12. Compliance with Terms of Leaseholds........................... 79
SECTION 5.13. Performance of Material Agreements............................ 79
SECTION 5.14. Interest Rate Protection Agreements........................... 79
SECTION 5.15. Senior Convertible Debentures................................. 80
SECTION 5.16. Concentration and Disbursement Accounts....................... 80


                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Indebtedness.................................................. 80
SECTION 6.02. Liens......................................................... 82
SECTION 6.03. No Other Negative Pledge...................................... 84
SECTION 6.04. Sale and Lease-Back Transactions.............................. 84
SECTION 6.05. Investments, Loans and Advances............................... 84
SECTION 6.06. Mergers, Consolidations, Sales of Assets
                   and Acquisitions......................................... 86
SECTION 6.07. Dividends and Distributions; Restrictions on Ability of
                   Subsidiaries to Pay Dividends............................ 87
SECTION 6.08. Transactions with Affiliates.................................. 88
SECTION 6.09. Business of Allied, Borrower, Allied Finance and
                   Subsidiaries............................................. 88
SECTION 6.10. Other Indebtedness and Agreements............................. 88
SECTION 6.11. Capital Expenditures.......................................... 89
SECTION 6.12. Fixed Charge Coverage Ratio................................... 90
SECTION 6.13. Leverage Ratio................................................ 90
SECTION 6.14. Senior Debt Ratio............................................. 91
SECTION 6.15. Interest Expense Coverage Ratio............................... 92


                                   ARTICLE VII

Events of Default............................................................92

                                                                  Contents, p. 4





                                  ARTICLE VIII


         The Administrative Agent, the Syndication Agent,the Documentation
              Agent and the Collateral Agent................................  95


                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Notices..............................................  97
         SECTION 9.02. Survival of Agreement................................  98
         SECTION 9.03. Binding Effect.......................................  98
         SECTION 9.04. Successors and Assigns...............................  98
         SECTION 9.05. Expenses; Indemnity.................................. 101
         SECTION 9.06. Right of Setoff...................................... 102
         SECTION 9.07. APPLICABLE LAW....................................... 102
         SECTION 9.08. Waivers; Amendment................................... 103
         SECTION 9.09. Interest Rate Limitation............................. 104
         SECTION 9.10. Entire Agreement..................................... 104
         SECTION 9.11. WAIVER OF JURY TRIAL................................. 104
         SECTION 9.12. Severability......................................... 104
         SECTION 9.13. Counterparts......................................... 105
         SECTION 9.14. Headings............................................. 105
         SECTION 9.15. Jurisdiction; Consent to Service of Process.......... 105
         SECTION 9.16. Judgment Currency.................................... 105
         SECTION 9.17. Confidentiality...................................... 106



                             Exhibits and Schedules

Exhibit A                  Form of Administrative Questionnaire
Exhibit B                  Form of Allied Finance Collateral Covenant Agreement
Exhibit C                  Form of Allied Finance Guarantee Agreement
Exhibit D                  Form of Allied Finance Pledge Agreement
Exhibit E                  Form of Allied Guarantee Agreement
Exhibit F                  Form of Assignment and Acceptance
Exhibit G                  Form of Borrowing Request
Exhibit H-1                Form of Canadian Collateral Covenant Agreement
Exhibit H-2                Form of Canadian Debenture
Exhibit H-3                Form of Canadian Debenture Pledge Agreement
Exhibit H-4                Form of Canadian General Assignment of Book Debts
Exhibit H-5                Form of Canadian Securities Pledge Agreement

                                                                  Contents, p. 5




Exhibit H-6       Form of Canadian Subsidiary Guarantee Agreement (Quebec)
Exhibit H-7       Form of Hypothec
Exhibit I         Form of Indemnity, Subrogation and Contribution Agreement
Exhibit J         Form of Pledge Agreement
Exhibit K         Form of Pledge Intercreditor Agreement
Exhibit L         Form of Security Agreement
Exhibit M         Form of Subsidiary Guarantee Agreement
Exhibit N-1       Form of Opinion of Porter & Hedges, L.L.P., counsel for Allied, the
                  Borrower and the Subsidiaries
Exhibit N-2       Form of Opinion of Thomas K. Kehoe, Esq., internal counsel for Allied, the Borrower and the Subsidiaries
Exhibit N-3       Form of Opinion of Davies, Ward & Beck, special Canadian counsel for
                       Allied, the Borrower and the Subsidiaries and Canadian Local
                       Counsel
Exhibit N-4       Form of Opinion of Ivan R. Cairns, Esq., internal counsel for Laidlaw and the Laidlaw Subsidiaries
Exhibit O         Form of Subordination Provisions

Schedule 1        Laidlaw Subsidiaries
Schedule 1.01(a)  Back-up Letters of Credit
Schedule 1.01(b)  Existing Letters of Credit
Schedule 1.01(c)  Laidlaw Acquired Indebtedness
Schedule 1.01(d)  Subsidiary Guarantors
Schedule 2.01     Lenders
Schedule 3.08     Subsidiaries
Schedule 3.09     Litigation
Schedule 3.17     Environmental Matters
Schedule 3.18     Insurance
Schedule 4.02(a)  Canadian Local Counsel
Schedule 4.02(p)  Existing Preferred Stock
Schedule 6.01(a)  Indebtedness
Schedule 6.02(a)  Liens

                                    CREDIT AGREEMENT dated as of December 30,
                           1996, among ALLIED WASTE NORTH AMERICA, INC.
                           (formerly known as Allied Holdings (United States), Inc.), a Delaware corporation (the "Borrower"), ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Allied"), the Lenders (as defined in Article I), GOLDMAN SACHS CREDIT PARTNERS L.P., a New York limited partnership, as syndication agent (in such capacity, the "Syndication Agent") for the Lenders, CREDIT SUISSE, a bank organized under the laws of Switzerland, acting through its New York branch, as swingline lender (in such capacity, the "Swingline Lender"), as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders and CITIBANK, N.A., a national banking association, as documentation agent (in such capacity, the "Documentation Agent") for the Lenders.


         Pursuant to the Stock Purchase Agreement dated as of September 17, 1996, as amended (together with all exhibits and schedules thereto, the "Stock Purchase Agreement"), among Allied, the Borrower, Allied Canada (such term and each other capitalized term used but not defined herein having the meaning given it in Article I), Laidlaw Inc., a Canadian corporation ("Laidlaw"), Laidlaw Transportation, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Laidlaw ("LTI"), Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly owned subsidiary of LTI, Laidlaw Waste Systems (Canada) Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw, and Laidlaw Medical Services Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw, Allied will acquire (the "Acquisition") from Laidlaw all the capital stock of the subsidiaries of Laidlaw (the "Laidlaw Subsidiaries") that conduct Laidlaw's solid waste business and that are listed on Schedule 1 hereto for the aggregate consideration of (a) $1,200,000,000 in cash, subject to adjustment pursuant to the Stock Purchase Agreement (the "Cash Consideration") and (b) the issuance to Laidlaw of (i) 14,600,000 shares of common stock of Allied, (ii) the Laidlaw Warrant, (iii) the Laidlaw Junior Debenture and (iv) the Laidlaw Zero Debenture. In connection with the Acquisition, the Borrower will issue the Senior Subordinated Notes. Upon consummation of the Acquisition, Allied will own directly 100% of the capital stock of the Borrower and Allied Finance, and the Borrower will own, directly or indirectly, all of the Subsidiaries (other than Allied Finance).

         The Borrower has requested the Lenders to extend credit in the form of
(a) Term Loans on the Closing Date, in an aggregate principal amount of $475,000,000, (b) AXELs*Series A Loans on the Closing Date, in an aggregate principal amount of $100,000,000, (c) AXELs Series B Loans on the Closing Date, in an aggregate principal amount of $200,000,000, (d) AXELs Series C Loans on the Closing Date, in an aggregate principal amount of $200,000,000, and (e) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $300,000,000 (subject to the limitations set forth herein). The Borrower has requested the


----------
*AXEL is a registered service mark of Goldman, Sachs & Co.

Revolving Credit Lenders to extend credit, at any time and from time to time prior to the Acquisition Loan Termination Date, in the form of Acquisition Loans in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in the form of Swingline Loans in an aggregate principal amount at any time outstanding not in excess of $20,000,000. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $150,000,000 to support payment obligations incurred in the ordinary course of business by the Borrower and the Subsidiaries, and to provide financial assurance as required by regulators for Allied's, the Borrower's and the Subsidiaries' closure and post-closure obligations.

         The proceeds of the Term Loans and the AXELs Loans, together (if necessary) with a portion of the proceeds of Revolving Loans, are to be used solely (a) to pay a portion of the Cash Consideration, (b) to refinance the principal of, and to pay all interest, fees and other amounts payable in respect of, the outstanding loans under the Existing Credit Agreement and (c) to pay related fees and expenses. The proceeds of the Revolving Loans (other than the Revolving Loans used for the purposes specified in the immediately preceding sentence and other than Acquisition Loans) and the Swingline Loans are to be used solely for general corporate purposes. The proceeds of the Acquisition Loans are to be used solely to finance acquisitions permitted hereunder.

         The Lenders and the Swingline Lender are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of Allied, the Borrower and the Subsidiaries on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions


         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "Account Parties" shall mean (a) the Borrower, (b) Allied and (c) each other Subsidiary of the Borrower on whose behalf a Letter of Credit is requested pursuant to Section 2.23.

         "Accounts" shall have the meaning assigned to such term in the Security Agreement.

         "Acquired Business" shall mean (a) any person at least a majority of the capital stock of which is acquired on or after January 1, 1997, by the Borrower or a wholly owned subsidiary of the Borrower and (b) any assets constituting a discrete business or operating unit acquired on or after January 1, 1997, by the Borrower or a wholly owned subsidiary of the Borrower.

         "Acquired Entity" shall have the meaning assigned to such term in
Section 6.05(j).

         "Acquired Indebtedness" shall have the meaning assigned to such term in
Section 6.01(d).

         "Acquired Revenues" shall mean, with respect to any period, the revenues attributable to Acquired Businesses during such period; provided that, in the event the Borrower acquires, directly or indirectly, less than all the capital stock of an Acquired Business, only the percentage of revenues of such Acquired Business attributable to the Borrower's interest in such Acquired Business shall be deemed "Acquired Revenues" for purposes of this Agreement.

         "Acquisition Borrowing" shall mean a Revolving Credit Borrowing comprised of Acquisition Loans.

         "Acquisition Loan Repayment Amount" shall have the meaning assigned to such term in Section 2.11(a)(v).

         "Acquisition Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(v).

         "Acquisition Loan Termination Date" shall mean the date that is three years and six months after the Closing Date.

         "Acquisition Loans" shall mean any Revolving Loan used to pay the cash consideration of any Permitted Acquisition.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

         "Allied Canada" shall mean Allied Waste Holdings (Canada) Ltd., a Canadian corporation and a wholly owned subsidiary of the Borrower.

         "Allied Canada Debentures" shall mean the Allied Canada Junior Debenture and the Allied Canada Zero Debenture.

         "Allied Canada Junior Debenture" shall mean the 7% Junior Subordinated Debenture due 2008 of Allied Canada issued to Laidlaw on the Closing Date in an aggregate principal amount of $150,000,000, and which is immediately thereafter exchanged for the Laidlaw Junior Debenture.

         "Allied Canada Zero Debenture" shall mean the Zero Coupon Junior Subordinated Debenture due 2008 of Allied Canada issued to Laidlaw on the Closing Date in an aggregate principal amount of $168,300,000, and which is immediately thereafter exchanged for the Laidlaw Zero Debenture.

         "Allied Finance" shall mean Allied Waste Finance (Canada) Ltd., a Canadian corporation and wholly owned Subsidiary of Allied.

         "Allied Finance Collateral Covenant Agreement" shall mean the Allied Finance Collateral Covenant Agreement substantially in the form of Exhibit B given by Allied Finance in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Allied Finance Guarantee Agreement" shall mean the Allied Finance Guarantee Agreement substantially in the form of Exhibit C, given by Allied Finance in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Allied Finance Pledge Agreement" shall mean the Allied Finance Pledge Agreement substantially in the form of Exhibit D, between Allied Finance and the Collateral Agent for the benefit of the Secured Parties.

         "Allied Guarantee Agreement" shall mean the Allied Guarantee Agreement, substantially in the form of Exhibit E, made by Allied in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Applicable EBITDA Margin" shall mean, as of any date of determination,
(a) from and including the Closing Date through and including March 31, 1997, .302 (i.e., the quotient obtained by dividing (i) Allied's Consolidated EBITDA for the nine-month period ended September 30, 1996 by (ii) Allied's consolidated revenues for the nine-month period ended September 30, 1996), (b) from and including April 1, 1997 through and including December 31, 1997, the quotient obtained by dividing (i) Allied's Consolidated EBITDA for the year ended December 31, 1996 by (ii) Allied's consolidated revenues for the year ended December 31, 1996 and (c) from and including January 1, 1998 and thereafter, the quotient obtained by dividing (i) Allied's Consolidated EBITDA for the period of 12 consecutive fiscal months most recently ended prior to such date and for which internal financial statements have been made available to the Administrative Agent by (ii) Allied's consolidated revenues for such period, all as determined on a consolidated basis in accordance with GAAP.

         "Applicable Percentage" shall mean, for any day, with respect to (a) any Eurodollar Term Loans, Eurodollar Revolving Loans or L/C Participation Fees,
(b) any Base Rate Term Loans or Base Rate Revolving Loans or (c) the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption (i) "Eurodollar Spread", (ii) "Base Rate

Spread" or (iii) "Fee Percentage", respectively, based upon the Leverage Ratio as of the relevant date of determination:

                                      Eurodollar       Base Rate          Fee
Leverage Ratio                          Spread          Spread        Percentage
--------------                          ------          ------        ----------
Category 1
   Greater than or equal to
   4.00 to 1.00                         2.50%            1.50%            .50%

Category 2
   Less than 4.00 to 1.00 but
   greater than or equal to
   3.50 to 1.00                         2.25%            1.25%            .50%

Category 3
   Less than 3.50 to 1.00 but
   greater than or equal to
   3.00 to 1.00                         1.75%             .75%           .375%

Category 4
   Less than 3.00 to 1.00               1.25%             .25%           .375%


         Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Term Loans, all Revolving Loans and all Letters of Credit outstanding on and after the date the financial statements and certificates required by Section 5.04(a) or (b) indicating such change are delivered to the Administrative Agent until the date immediately preceding the next date such financial statements and certificates indicating another such change are delivered to the Administrative Agent. Notwithstanding the foregoing, (a) until the first anniversary of the Closing Date, (b) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b), or (c) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

         "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

         "Asset Sale" shall mean the sale, lease, transfer or other disposition in one transaction or a series of related transactions (by way of merger or otherwise but excluding a sale in connection with a sale and leaseback transaction) by Allied, the Borrower or any of the Subsidiaries to any person other than Allied, the Borrower or any wholly owned Subsidiary of (a) any capital stock of any of the Subsidiaries or (b) any other assets of Allied, the Borrower or any of the Subsidiaries (other than inventory, obsolete or worn out assets, scrap, Permitted Investments and cash and cash equivalents, in each case disposed of in the ordinary course of business for fair value), except for (i) the sale of Specialized Waste, (ii) sales, leases, transfers or other dispositions in one transaction or a series of related transactions during any fiscal year having an aggregate value not in excess of $2,500,000 and (iii) any substantially contemporaneous exchange (including by way of a substantially contemporaneous purchase and sale) of discrete assets of Allied, the Borrower or any Subsidiary for one or more other assets used for similar purposes, in each case to the extent that no net cash proceeds are received by Allied, the Borrower or any Subsidiary as consideration in connection with such exchange, provided that Allied, the Borrower or such Subsidiary complies with Section 5.11 with respect to the property received by Allied, the Borrower or such Subsidiary pursuant to such exchange.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit F or such other form as shall be approved by the Administrative Agent.

         "AXELs Commitments" shall mean the AXELs Series A Commitment, the AXELs Series B Commitment and the AXELs Series C Commitment.

         "AXELs Loans" shall mean the AXELs Series A Loans, the AXELs Series B Loans and the AXELs Series C Loans.

         "AXELs Repayment Amounts" shall mean, for any period, the AXELs Series A Repayment Amounts, the AXELs Series B Repayment Amounts and the AXELs Series C Repayment Amounts payable during such period.

         "AXELs Repayment Dates" shall mean the AXELs Series A Repayment Dates, the AXELs Series B Repayment Dates and the AXELs Series C Repayment Dates.

         "AXELs Series A Borrowing" shall mean a Borrowing comprised of AXELs Series A Loans.

         "AXELs Series A Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make AXELs Series A Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its AXELs Series A Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "AXELs Series A Loans" shall mean the loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each AXELs Series A Loan shall be either a Eurodollar AXELs Loan or an Base Rate AXELs Loan.

         "AXELs Series A Maturity Date" shall mean the date that is six years and six months after the Closing Date.

         "AXELs Series A Repayment Amount" shall have the meaning assigned to such term in Section 2.11(a)(ii).

         "AXELs Series A Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(ii).

         "AXELs Series B Borrowing" shall mean a Borrowing comprised of AXELs Series B Loans.

         "AXELs Series B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make AXELs Series B Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its AXELs Series B Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "AXELs Series B Loans" shall mean the loans made by the Lenders to the Borrower pursuant to clause (c) of Section 2.01. Each AXELs Series B Loan shall be either a Eurodollar AXELs Loan or a Base Rate AXELs Loan.

         "AXELs Series B Maturity Date" shall mean the date that is seven years and six months after the Closing Date.

         "AXELs Series B Repayment Amount" shall have the meaning assigned to such term in Section 2.11(a)(iii).

         "AXELs Series B Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(iii).

         "AXELs Series C Borrowing" shall mean a Borrowing comprised of AXELs Series C Loans.

         "AXELs Series C Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make AXELs Series C Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its AXELs Series C Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "AXELs Series C Loans" shall mean the loans made by the Lenders to the Borrower pursuant to clause (d) of Section 2.01. Each AXELs Series C Loan shall be either a Eurodollar AXELs Loan or a Base Rate AXELs Loan.

         "AXELs Series C Maturity Date" shall mean the date that is eight years and six months after the Closing Date.

         "AXELs Series C Repayment Amount" shall have the meaning assigned to such term in Section 2.11(a)(iv).

         "AXELs Series C Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(iv).

         "Back-up Letter of Credit" shall mean any Letter of Credit issued to support any letter of credit that (a) exists on the Closing Date and (b) is set forth on Schedule 1.01(a).

         "Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1/2 of 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Base Rate AXELs Borrowing" shall mean a Borrowing comprised of Base Rate AXELs Loans.

         "Base Rate AXELs Loan" shall mean any AXELs Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

         "Base Rate Borrowing" shall mean a Borrowing comprised of Base Rate Loans.

         "Base Rate Loan" shall mean any Base Rate Term Loan, Base Rate AXELs Loan or Base Rate Revolving Loan.

         "Base Rate Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

         "Base Rate Term Borrowing" shall mean a Borrowing comprised of Base Rate Term Loans.

         "Base Rate Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit G.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Canadian Collateral Covenant Agreement" shall mean each Collateral Covenant Agreement, substantially in the form of Exhibit H-1, given by Allied Canada and by each of the Canadian Subsidiaries party to any such agreement for the benefit of the Secured Parties.

         "Canadian Debenture" shall mean any Demand Debenture, substantially in the form of Exhibit H-2, given by Allied Canada or by any of the Canadian Subsidiaries party to any such Demand Debenture for the benefit of the Secured Parties.

         "Canadian Debenture Pledge Agreement" shall mean any Debenture Pledge Agreement, substantially in the form of Exhibit H-3, given by Allied Canada or by any of the Canadian Subsidiaries party to any such Debenture Pledge Agreement for the benefit of the Secured Parties.

         "Canadian General Assignment of Book Debts" shall mean any General Assignment of Books Debts, substantially in the form of Exhibit H-4, given by Allied Canada and by each of the Canadian Subsidiaries party to any such General Assignment of Book Debts for the benefit of the Secured Parties.

         "Canadian Perfection Certificate" shall have the meaning assigned to such term in Section 3.19(d).

         "Canadian Securities Pledge Agreement" shall mean the Securities Pledge Agreement, substantially in the form of Exhibit H-5, given by Allied Canada, Laidlaw Waste Systems (Canada) Ltd. or by any other Canadian Subsidiaries party thereto for the benefit of the Secured Parties.

         "Canadian Security Documents" shall mean (a) the Allied Finance Collateral Covenant Agreement, each Canadian Debenture, each Canadian Debenture Pledge Agreement, each Canadian General Assignment of Book Debts, each Canadian Securities Pledge Agreement, each Canadian Collateral Covenant Agreement and each Hypothec and (b) each other security agreement, mortgage or other instrument or document executed and delivered by a Canadian Subsidiary pursuant to any of the foregoing or pursuant to Section 5.11.

         "Canadian Subsidiaries" shall mean all Subsidiaries organized under the laws of Canada or any Province thereof.

         "Canadian Subsidiary Guarantee Agreement (Quebec)" shall mean the Canadian Subsidiary Guarantee Agreement (Quebec) substantially in the form of Exhibit H-6, given by Bestan Inc. in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Capital Expenditures" shall mean, for any period, the aggregate amount of all expenditures (whether paid in cash or other consideration or accrued as a liability) by Allied, the Borrower and its Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the consolidated statement of cash flows of Allied, the Borrower and its Subsidiaries for such period; provided, however, that Capital Expenditures shall not include (i) expenditures made to consummate the Transactions, (ii) expenditures classified as a Permitted Acquisition or (iii) expenditures made by an Acquired Entity prior to the time such Acquired Entity was acquired by the Borrower or any Subsidiary pursuant to a Permitted Acquisition.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other similar amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Casualty Event" shall mean an event pursuant to which Allied, the Borrower or any of the Subsidiaries has the right to collect insurance proceeds under any insurance policies with respect to any insured casualty or other insured damage to any property of Allied, the Borrower or any of the Subsidiaries.

         A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof) shall have acquired directly or indirectly, beneficial ownership of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Allied; (b) a majority of the seats (other than vacant seats) on the board of directors of Allied shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Allied, nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to Allied shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate principal amount in excess of $10,000,000 (so long as the aggregate amount of individual items of Indebtedness less than $10,000,000 with respect to which any change of control event has occurred does not exceed in the aggregate $25,000,000) to which Allied, the Borrower or any Subsidiary is a party; or (d) Allied shall cease to own and control, directly, beneficially and of record, 100% of the outstanding capital stock of the Borrower or Allied Finance, free and clear of all Liens (other than Liens under the Loan Documents).

         "Closing Date" shall mean the date of the first Credit Event.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the "Charged Premises", the "Real Property", the "Securities" and "Debts" as defined in the applicable Canadian Security Documents.

         "Collateral Agreement" shall mean the senior subordinated note collateral agreement dated as of December 5, 1996, between the Borrower and the Indenture Trustee.

         "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment, AXELs Commitment and Swingline Commitment.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

         "Condemnation Event" shall mean an event pursuant to which Allied, the Borrower or any of the Subsidiaries has the right to collect and receive proceeds as a result of any action or proceeding for the taking of any property of Allied, the Borrower or any Subsidiary, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated November 1996.

         "Consolidated Current Assets" shall mean, at any date of determination, all assets (other than cash and cash-equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Allied, the Borrower and the Subsidiaries as current assets at such date of determination.

         "Consolidated Current Liabilities" shall mean, at any date of determination, all liabilities (other than, without duplication (x) the current portion of long-term Indebtedness and (y) outstanding Swingline Loans and Revolving Loans) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Allied, the Borrower and the Subsidiaries as current liabilities at such date of determination.

         "Consolidated EBITDA" of any person for any period shall mean Consolidated Net Income of such person for such period, plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation and amortization for such period, (e) all non-cash non-recurring charges during such period, including charges for pooling costs related to acquisitions accounted for under the pooling-of-interests method for business combinations (it being understood that non-cash non-recurring charges shall not include accruals for closure and post-closure liabilities and that charges shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges), (f) all cash charges attributable to the Transactions, the Debt Tender Offer or the Fleet Refinancing during such period, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all non-cash non-recurring gains during such period, all as determined on a consolidated basis with respect to Allied, the Borrower and the Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" of any person for any period shall mean the gross interest expense, whether expensed or capitalized (including the interest component in respect of Capital Lease Obligations) accrued or paid by such person and its consolidated subsidiaries during such period, minus (a) any interest income of such person and its consolidated subsidiaries, in each case, as determined on a consolidated basis in accordance with GAAP and (b) non-cash interest payments on the Laidlaw Debentures.

         "Consolidated Net Income" of any person for any period shall mean the net income or loss of such person and its consolidated subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Consolidated Working Capital" shall mean, at any date of determination, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Event" shall have the meaning assigned to such term in Section 4.01.

         "Debt Tender Offer" shall mean the tender offer and consent solicitation completed by Allied on July 30, 1996, pursuant to which substantially all of Allied's 12% Senior Subordinated Notes due 2004 were purchased by Allied.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Designated Preferred Stock" shall mean the 9% Cumulative Convertible Preferred Stock of Allied and the 7% Cumulative Convertible Preferred Stock of Allied in existence on the Closing Date.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the threat, the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and
Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., the
Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended,
42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation
Act, 49 U.S.C. Sections 5101 et seq., and any similar or implementing state or local law and any applicable federal, provincial or municipal laws of Canada, and all amendments or regulations promulgated under any of the foregoing.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Issuance" shall mean any issuance or sale by Allied, the Borrower or any of their respective subsidiaries of any shares of capital stock or other equity securities of Allied, the Borrower or any such subsidiary or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to Allied, the Borrower or any wholly owned Subsidiary, (b) any issuance of directors' qualifying shares, and (c) sales or issuances of common stock (i) to management or key employees of Allied under any employee stock option or stock purchase plan in existence from time to time or (ii) pursuant to other employee benefit plans in existence from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower, including with respect to matters governed by the federal, provincial or municipal laws of Canada.

         "Eurodollar AXELs Borrowing" shall mean a Borrowing comprised of Eurodollar AXELs Loans.

         "Eurodollar AXELs Loans" shall mean any AXELs Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Eurodollar Revolving Loan, Eurodollar AXELs Loan or Eurodollar Term Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, for any fiscal year, the excess of (a) the sum, without duplication, of (i) Allied's Consolidated EBITDA, (ii) the net cash proceeds received by Allied, the Borrower and its consolidated Subsidiaries in connection with the issuance of debt or equity securities, the sale or other disposition of assets or condemnation, casualty or other extraordinary events to the extent not included in Allied's Consolidated EBITDA and to the extent used for mandatory prepayments of the principal of the Loans in accordance with
Section 2.13 and (iii) an amount equal to any decrease in Consolidated Working Capital during such fiscal year over (b) the sum, without duplication, of (i) taxes paid or payable in cash by Allied, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year, (ii) Consolidated Interest Expense paid in cash by Allied during such fiscal year, (iii) Capital Expenditures made in cash and in accordance with Section 6.11 during such fiscal year, (iv) expenditures made in cash for Permitted Acquisitions during such fiscal year to the extent not made from the proceeds of an Acquisition Loan or other Indebtedness, (v) scheduled and, in the case of purchase money Indebtedness only, mandatory principal repayments of Indebtedness made by Allied, the Borrower and the Subsidiaries during such fiscal year, (vi) optional and mandatory prepayments of the principal of Loans during such period, but only to the extent that such prepayments cannot by their terms be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Loans, (vii) an amount equal to any increase in Consolidated Working Capital during such fiscal year, (viii) dividends or other distributions made by Allied in cash that are permitted by Section 6.07, (ix) to the extent not taken into account in determining Consolidated EBITDA, waste disposal based royalty payments made in cash during such fiscal year by Allied, the Borrower and the Subsidiaries, (x) an amount equal to any increase in deferred acquisition costs and closure and post-closure obligations during such fiscal year and (xi) extraordinary cash expenses paid, if any, by Allied, the Borrower and the Subsidiaries and not included in Allied's Consolidated EBITDA.

         "Existing Credit Agreement" shall mean the Credit Agreement dated as of July 30, 1996, among Allied, the existing account parties party thereto, the several banks and financial institutions party thereto and Credit Suisse, as swingline lender, issuing bank, administrative agent and collateral agent.

         "Existing Letter of Credit" shall mean each Letter of Credit previously issued for the account of Allied or a Domestic Subsidiary that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(b).

         "Extraordinary Amount" shall mean any cash received by or paid to or for the account of Allied, the Borrower or the Subsidiaries consisting of tax refunds, pension plan reversions, proceeds of insurance, including as a result of a Casualty Event, condemnation awards, including as a result of a Condemnation Event (and payments in lieu thereof), indemnity payments and payments in respect of judgments (including punitive damages); provided, however, that an Extraordinary Amount shall not include (a) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied to replace or repair such equipment, fixed assets or real property or to acquire other assets in the business of the Borrower and any of its subsidiaries to the extent such replacement, repair or acquisition is not prohibited under the terms of the Loan Documents, so long as such application is commenced within 180 days after the later of the occurrence of such loss or damage and the receipt of such proceeds, awards or payments in respect thereof, (b) cash receipts received in the ordinary course of business or (c) cash receipts received as a result of a tax refund relating to a tax period prior to the Acquisition that are refunded to Laidlaw pursuant to the terms of the Stock Purchase Agreement.

         "Fee Letters" shall mean (a) the Fee Letter dated September 17, 1996, among Allied, the Syndication Agent, the Documentation Agent, Citicorp Securities, Inc., Citicorp USA Inc. and the Administrative Agent and (b) the Fee Letter dated September 17, 1996, among Allied, the Syndication Agent, the Documentation Agent, Citicorp Securities, Inc. and Citicorp USA Inc..

         "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the LC Participation Fees and the Issuing Bank Fees.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

         "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) Allied's Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day and (ii) Lease Expense for such period to (b) the sum of (i) Allied's Consolidated Interest Expense for such period, (ii) the aggregate amount of cash taxes paid by Allied, the Borrower and the Subsidiaries, on a consolidated basis, during such period,
(iii) Lease Expense for such period, (iv) cash dividends on capital stock declared by Allied, the Borrower or any Subsidiary during such period (other than any such dividend payable to Allied, the Borrower or any wholly owned Subsidiary) and (v) principal amounts that became payable (whether or not paid and whether at the stated maturity, by acceleration or by reason of optional prepayment or redemption or otherwise) by Allied, the Borrower or any Subsidiary in respect of Indebtedness of Allied, the Borrower or the Subsidiaries (other than (x) Indebtedness refinanced with Refinancing Indebtedness or with any Loans or (y) principal or interest payments that are paid with the common stock of Allied) during such period.

         "Fleet Refinancing" shall mean the repayment, completed on July 30, 1996, of all loans outstanding, interest thereon and other amounts due and payable under (a) the Credit Agreement dated as of March 30, 1995, as amended, among Allied, the Subsidiaries named therein, the several banks and financial institutions from time to time party thereto and Fleet Bank, N.A. (as successor in interest to NatWest Bank N.A.), as agent, and
(b) the Line of Credit Agreement dated as of July 11, 1996, between Allied and Fleet Bank, N.A.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, provincial, municipal, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreements" shall mean the Allied Finance Guarantee Agreement, the Allied Guarantee Agreement, the Canadian Subsidiary Guarantee Agreement (Quebec) and the Subsidiary Guarantee Agreement.

         "Guarantors" shall mean Allied, Allied Finance and the Subsidiary Guarantors.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes; hazardous or toxic substances or wastes; pollutants; and solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature to the extent regulated pursuant to any Environmental Law.

         "Hypothec" shall mean any Hypothec substantially in the form of Exhibit H-7 given by any Canadian Subsidiaries party to any such Hypothec for the benefit of the Secured Parties.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and waste disposal based royalties),
(e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (i) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of
Exhibit I, among the Borrower, the Subsidiary Guarantors and the Collateral
Agent.

         "Indenture Trustee" shall mean First Bank National Association, as trustee under the Indenture dated as of December 1, 1996, governing the Senior Subordinated Notes.

         "Interest Expense Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Allied's Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such day to (b) Allied's Consolidated Interest Expense for such period; provided, however, that (i) for the fiscal quarter ended March 31, 1997, "Interest Expense Coverage Ratio" shall mean, as of the last day of such fiscal quarter, the ratio of (x) Allied's Consolidated EBITDA for the fiscal quarter ending on such date, to (y) Allied's Consolidated Interest Expense for the fiscal quarter ending on such date; (ii) for the fiscal quarter ended June 30, 1997, "Interest Expense Coverage Ratio" shall mean, as of the last day of such fiscal quarter, the ratio of (x) Allied's Consolidated EBITDA for the two fiscal quarter period ending on such date to (y) Allied's Consolidated Interest Expense for the two fiscal quarter period ending on such date; and (iii) for the fiscal quarter ended September 30, 1997, "Interest Expense Coverage Ratio" shall mean, as of the last day of such fiscal quarter, the ratio of (x) Allied's Consolidated EBITDA for the three fiscal quarter period ending on such date to (y) Allied's Consolidated Interest Expense for the three fiscal quarter period ending on such date.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (b) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the last Business Day of the next succeeding March, June, September or December, (ii) the Revolving Credit Maturity Date, the Term Loan Maturity Date, the AXELs Series A Maturity Date, the AXELs Series B Maturity Date or the AXELs Series C Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate swap, cap or other agreement satisfactory to the Administrative Agent, the Syndication Agent and the Documentation Agent entered into by the Borrower with a counterparty that, as of the date of such swap, cap or other agreement, is a Lender (or an affiliate of a Lender) and is designed to protect the Borrower against fluctuations in interest rates and not for speculation.

         "Issuing Bank" shall mean, as the context may require, (a) (i) Credit Suisse, with respect to Letters of Credit issued by Credit Suisse pursuant to this Agreement, and (ii) with respect to each Existing Letter of Credit, the issuer thereof, or (b) collectively, all the foregoing.

         "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

         "Junior Exchange Indebtedness" shall mean Indebtedness of Allied, the Borrower or any Subsidiary incurred after the Closing Date in exchange for Designated Preferred Stock and that (i) requires no payment of principal prior to a date that is at least one year after the AXELs Series C Maturity Date, (ii) provides for interest payments not to exceed the existing dividends on the Designated Preferred Stock exchanged therefor and (iii) contains subordination language and intercreditor provisions no more favorable to the holders thereof than the provisions attached hereto as Exhibit O. Notwithstanding the foregoing, without the consent of the Required Lenders, the terms of any Junior Exchange Indebtedness shall prohibit the holders of such Indebtedness from (A) increasing the interest payments thereof or causing the same to occur more frequently, (B) accelerating or amending the scheduled maturity to a date earlier than scheduled at the time of the incurrence of such Indebtedness or (C) otherwise exercising any remedy upon any default under such Indebtedness.

         "Laidlaw Acquired Indebtedness" shall mean Indebtedness of the Laidlaw Subsidiaries and set forth on Schedule 1.01(c).

         "Laidlaw Debentures" shall mean the Laidlaw Junior Debenture and the Laidlaw Zero Debenture.

         "Laidlaw Junior Debenture" shall mean the 7% Junior Subordinated Debenture due 2008 of Allied Finance issued to Laidlaw on the Closing Date in an aggregate principal amount of $150,000,000 in exchange for the Allied Canada Junior Debenture.

         "Laidlaw Warrant" shall mean the warrant to purchase an aggregate 20,400,000 shares of common stock of Allied issued to Laidlaw on the Closing Date, which shall be exercisable on or prior to the twelfth anniversary of the Closing Date at an exercise price of $8.25 (subject to adjustment in accordance with the terms of the Laidlaw Warrant).

         "Laidlaw Zero Debenture" shall mean the Zero Coupon Junior Subordinated Debenture due 2008 of Allied Finance issued to Laidlaw on the Closing Date in an aggregate principal amount of $168,300,000 in exchange for the Allied Canada Zero Debenture.

         "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

         "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

         "Lease Expense" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by Allied, the Borrower and the Subsidiaries, on a consolidated basis, for such period with respect to operating leases of real and personal property.

         "Lenders" shall mean (a) the financial institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

         "Letter of Credit" shall mean, unless the context otherwise requires,
(a) any letter of credit issued pursuant to Section 2.23 (including the Back-up Letters of Credit) and (b) any Existing Letter of Credit.

         "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Total Debt as of such date to (b) Allied's Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date. For purposes of this definition, Allied's Consolidated EBITDA for each of the four fiscal quarter periods ending March 31, 1997, June 30, 1997, and September 30, 1997, shall be deemed to equal Allied's Consolidated EBITDA for the period commencing on January 1, 1997, and ending on (i) March 31, 1997, multiplied by 4, (ii) June 30, 1997, multiplied by 2 and (iii) September 30, 1997, multiplied by 4/3, as applicable.


         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the applicable interest rate date of determination by reference to the British

Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to the relevant Interest Period (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%)); provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum, if such average is not a multiple) of the rates per annum at which deposits in dollars are offered to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m. (London time) on the applicable interest rate date of determination for such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge (fixed or floating) or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" shall mean this Agreement, the Letters of Credit (and any related Letter of Credit application or reimbursement agreement), the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

         "Loan Parties" shall mean the Borrower and the Guarantors.

         "Loans" shall mean the Revolving Loans, the Term Loans, the AXELs Loans and the Swingline Loans.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Allied, the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower to perform its obligations under the Loan Documents to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under the Loan Documents.

         "Material Agreements" shall have the meaning assigned to such term in
Section 5.13.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof (including cash and cash equivalents and cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than

Loans) secured by a Lien permitted pursuant to Section 6.02 on such assets and required to be repaid under the terms thereof as a result of such Asset Sale),
(ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (except that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); provided, however, that, with respect to any Asset Sale, the proceeds of which are equal to or less than $25,000,000 (or if the Leverage Ratio as of the last fiscal quarter for which financial statements have been delivered to the Administrative Agent preceding such Asset Sale is less than 4.00 to 1.00, $50,000,000), if the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of any Asset Sale setting forth the Borrower's intent to use the proceeds of such Asset Sale to replace or repair the assets that are the subject of such Asset Sale within 180 days of receipt of such proceeds and no Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used within such 180-day period, at which time such proceeds shall be deemed Net Cash Proceeds, and (b) with respect to any Equity Issuance or any issuance or other disposition of Indebtedness for borrowed money, the cash proceeds thereof net of (i) underwriting commissions or placement fees and expenses directly incurred in connection therewith and (ii) the outstanding principal amount of, premium or penalty, if any, interest and other amounts paid on Indebtedness refinanced with the proceeds of such Equity Issuance or such Indebtedness, provided such Indebtedness, by its terms, cannot be reborrowed.

         "Obligation Currency" shall have the meaning assigned to such term in
Section 9.16.

         "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Perfection Schedule" shall mean the Perfection Schedule substantially in the form of Annex 1 to the Security Agreement.

         "Permitted Acquisition" shall have the meaning assigned to such term in
Section 6.05(j).

         "Permitted Capital Expenditures" shall mean Capital Expenditures not in excess of:

                  (a) for the fiscal year ending December 31, 1997, $134,000,000 (the "1997 Base Amount");

                  (b) for the fiscal year ending December 31, 1998, $149,000,000 (the "1998 Base Amount");

                  (c) for the fiscal year ending December 31, 1999, $164,000,000 (the "1999 Base Amount");

                  (d) for the fiscal year ending December 31, 2000, the sum of
         (i) $174,000,000 (the "2000 Base Amount"), plus (ii) 25% of Acquired Revenues for the fiscal year ending December 31, 2000, with respect to Acquired Businesses acquired during such fiscal year;

                  (e) for the fiscal year ending December 31, 2001, the sum of
         (i) $184,000,000 (the "2001 Base Amount"), plus (ii) 25% of Acquired Revenues for the fiscal year ending December 31, 2001, with respect to Acquired Businesses acquired during such fiscal year, plus (iii) 15% of Acquired Revenues for the fiscal year ending December 31, 2000, with respect to Acquired Businesses acquired during such fiscal year;

                  (f) for the fiscal year ending December 31, 2002, the sum of
         (i) $189,000,000 (the "2002 Base Amount"), plus (ii) 25% of Acquired Revenues for the fiscal year ending December 31, 2002, with respect to Acquired Businesses acquired during such fiscal year, plus (iii) 15% of Acquired Revenues for the two fiscal year period ending December 31, 2001, with respect to Acquired Businesses acquired during such period;

                  (g) for the fiscal year ending December 31, 2003, the sum of
         (i) $189,000,000 (the "2003 Base Amount"), plus (ii) 25% of Acquired Revenues for the fiscal year ending December 31, 2003, with respect to Acquired Businesses acquired during such fiscal year, plus (iii) 15% of Acquired Revenues for the three fiscal year period ending December 31, 2002, with respect to Acquired Businesses acquired during such period;

                  (h) for the fiscal year ending December 31, 2004, the sum of
         (i) $189,000,000 (the "2004 Base Amount"), plus (ii) 25% of Acquired Revenues for the fiscal year ending December 31, 2004, with respect to Acquired Businesses acquired during such fiscal year, plus (iii) 15% of Acquired Revenues for the four fiscal year period ending December 31, 2003, with respect to Acquired Businesses acquired during such period; and

                  (i) for the fiscal year ending December 31, 2005, the sum of
         (i) $189,000,000 (the "2005 Base Amount"), plus (ii) 25% of Acquired Revenues for the fiscal year ending December 31, 2005, with respect to Acquired Businesses acquired during such fiscal year, plus (iii) 15% of Acquired Revenues for the five fiscal year period ending December 31, 2004, with respect to Acquired Businesses acquired during such period.

The 1997, 1998, 1999, 2000, 2001, 2002, 2003, 2004 and 2005 Base Amounts
referred to above shall be referred to herein collectively as the "Base
Amounts".

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances, time deposits and demand deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) demand deposits made in the ordinary course of business and consistent with the Borrower's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof;

                  (e) insured deposits issued by commercial banks of the type described in clause (d) above;

                  (f) repurchase obligations with a term of not more than 90 days for, and secured by, underlying securities of the types described in clauses (a) through (c) above entered into with a bank meeting the qualifications described in clause (c) above.

                  (g) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of clauses (a) through (c) above; and

                  (h) other investment instruments approved in writing by the Administrative Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company (including limited liability company), partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit J, between the Borrower, Allied, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Pledge Intercreditor Agreement" shall mean the Pledge Intercreditor Agreement, substantially in the form of Exhibit K, between the Collateral Agent and the Indenture Trustee.

         "Preferred Stock" shall have the meaning assigned to such term in
Section 4.02(p).

         "Prepayment Premium Date" shall mean the date that is one year and six months after the Closing Date.

         "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

         "Properties" shall have the meaning assigned to such term in Section 3.17.

         "Reference Banks" shall mean Credit Suisse, Citibank, N.A. and The First National Bank of Boston.

         "Refinancing Indebtedness" shall have the meaning assigned to such term in Section 6.01(o).

         "Register" shall have the meaning given such term in Section 9.04(d).

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

         "Required Lenders" shall mean, at any time, (a) Lenders having Revolving Loans, Term Loans (or, prior to the Closing Date, Term Loan Commitments), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments representing at least a majority of the sum of all Revolving Loans outstanding, Term Loans (or, prior to the Closing Date, Term Loan

Commitments) outstanding, L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments at such time and (b) Lenders having AXELs Loans (or, if prior to the Closing Date, AXELs Commitments) representing at least a majority of the sum of all AXELs Loans (or, if prior to the Closing Date, AXELs Commitments) at such time.

         "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.11(a)(v), 2.12 or 2.13 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

         "Revolving Credit Maturity Date" shall mean the date that is five years and six months after the Closing Date.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (e) of Section 2.01 and shall include any Acquisition Loans (whether outstanding prior to, or after, the Acquisition Loan Termination Date). Each Revolving Loan shall be a Eurodollar Revolving Loan or a Base Rate Revolving Loan. No Revolving Loan shall be used for any Permitted Acquisition unless such Revolving Loan is an Acquisition Loan.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit L, between the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Security Documents" shall mean the U.S. Security Documents and the Canadian Security Documents.

         "Senior Convertible Debentures" shall mean the 8-1/2% Senior Convertible Subordinated Debentures due 2002 of Allied.

         "Senior Debt" shall mean Total Debt but excluding (a) the Senior Subordinated Notes and (b) the Senior Convertible Debentures.

         "Senior Debt Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Senior Debt as of such date to (b) Allied's Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date, all determined on a consolidated basis in accordance with GAAP. For purposes of this definition, Allied's Consolidated EBITDA for each of the four fiscal quarter periods ending March 31, 1997, June 30, 1997, and September 30, 1997, shall be deemed to equal Allied's Consolidated EBITDA for the period commencing on January 1, 1997, and ending on (i) March 31, 1997, multiplied by 4, (ii) June 30, 1997, multiplied by 2 and (iii) September 30, 1997, multiplied by 4/3, as applicable.

         "Senior Subordinated Notes" shall mean the 10-1/4% Senior Subordinated Notes due 2006 issued by the Borrower on December 5, 1996, in an aggregate principal amount of $525,000,000.

         "Specialized Waste" shall mean Specialized Waste Systems, Inc., a Texas corporation.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the applicable reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held.

         "Subsidiary" shall mean any subsidiary of Allied (other than the Borrower, unless the context otherwise requires) and shall include the Laidlaw Subsidiaries.

         "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit M, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Subsidiary Guarantor" shall mean each Subsidiary listed on Schedule 1.01(d), and each other Subsidiary that becomes a party to the Subsidiary Guarantee Agreement or the Canadian Subsidiary Guarantee Agreement (Quebec).

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09 .

         "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Term Loan Commitments" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04

         "Term Loan Maturity Date" shall mean the date that is five years and six months after the Closing Date.

         "Term Loan Repayment Amounts" shall have the meaning assigned to such term in Section 2.11(a)(i).

         "Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(i).

         "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Term Loan shall be either a Eurodollar Term Loan or a Base Rate Term Loan.

         "Three-Month Secondary CD Rate" shall mean, for any day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, for the three week period ending on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Debt" shall mean, with respect to Allied, the Borrower and the Subsidiaries on a consolidated basis at any time, all Indebtedness (other than Junior Exchange Indebtedness, the Laidlaw Debentures and Indebtedness described in clause (h) of the definition of the term

"Indebtedness") of Allied, the Borrower and the Subsidiaries which at such time, would be required to be reflected as a liability for borrowed money on a consolidated balance sheet of Allied, the Borrower and the Subsidiaries prepared in accordance with GAAP.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "Transactions" shall have the meaning assigned to such term in Section 3.02.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Base Rate.

         "U.S. Security Documents" shall mean (a) the Security Agreement, the Pledge Agreement, the Allied Finance Pledge Agreement and (b) each other the security agreement, mortgage or other instrument or document executed and delivered by Allied, the Borrower or a Domestic Subsidiary pursuant to any of the foregoing or pursuant to Section 5.11.

         "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(a).

                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make Term Loans to the Borrower on the Closing Date in an aggregate principal amount not to exceed its Term Loan Commitment, (b) to make AXELs Series A Loans to the Borrower on the Closing Date in an aggregate principal amount not to exceed its AXELs Series A Commitment,
(c) to make AXELs Series B Loan to the Borrower on the Closing Date in an aggregate principal amount not to exceed its AXELs Series B Commitment, (d) to make AXELs Series C Loans to the Borrower on the Closing Date in an aggregate principal amount not to exceed its AXELs Series C Commitment, (e) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date (or in the case of Acquisition Loans, the Acquisition Loan Termination Date) and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (x) (i) such Lender's Revolving Credit Exposure exceeding
(ii) such Lender's Revolving Credit Commitment or (y) the aggregate principal amount of all Acquisition Loans at any time outstanding exceeding $100,000,000. Within the limits set forth in clause (e) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans or AXELs Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments, Term Loan Commitments, AXELs Series A Commitments, AXELs Series B Commitments or AXELs Series C Commitments, as applicable; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 20 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon), New York City time, and the Administrative Agent shall by 1:00 p.m., New York City time, credit the amounts so received to an account in the name of the Borrower designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement, and the Borrower shall be relieved of its obligation pursuant to the preceding sentence to repay such amount or, if such amount has theretofore been repaid by the Borrower to the Administrative Agent, the Administrative Agent shall make such corresponding amount available to the Borrower.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing, Term Borrowing, AXELs Series A Borrowing, AXELs Series B Borrowing or AXELs Series C Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date (or in the case of an Acquisition Borrowing, the Acquisition Loan Repayment Date), the Term Loan Maturity Date, the AXELs Series A Maturity Date, the AXELs Series B Maturity Date or the AXELs Series C Maturity Date, respectively.

         (f) If the Issuing Bank shall not have received from the Borrower or Allied, as the case may be, the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 12:00 (noon), New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute a Base Rate Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to
Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower or Allied, as the case may be, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower or Allied, as the case may be, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and
(ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Base Rate.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of a Base Rate Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing, an AXELs Series A Borrowing, an AXELs Series B Borrowing, an AXELs Series C Borrowing or a Revolving Credit Borrowing (and, if a Revolving Credit Borrowing, whether such Borrowing is an Acquisition Borrowing), and whether such Borrowing is to be a Eurodollar Borrowing or a Base Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, (x) notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02 and (y) upon the request of the Syndication Agent, the Administrative Agent and the Documentation Agent, during the period from and including the Closing Date to but excluding a date not more than 60 days after the Closing Date, the Borrower shall not be entitled to elect to make Eurodollar Borrowings. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Swingline Loan, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Revolving Credit Maturity Date, (ii) the principal amount of each Term Loan, AXELs Loan and Acquisition Loan of such Lender as provided in
Section 2.11 and (iii) the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the Closing Date and on the last Business Day of March, June, September and December in each year, commencing the last Business Day of March 1997, and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum in effect from time to time on the average daily unused amount of the Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the date of acceptance by the Borrower of the Commitment of such Lender or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date such Lender's Commitment was allocated to such Lender by the Syndication Agent, the Administrative Agent and the Documentation Agent and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letters at the times and in the amounts specified therein (the "Administrative Agent Fees").

         (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing the last Business Day of March 1997, and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the quarter ending on such date (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit (x) a fronting fee equal to 1/4 of 1% per annum of the outstanding face amount of such Letter of Credit, payable quarterly in arrears and (y) the standard issuance and drawing fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each Base Rate Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to (i) in the case of Revolving Credit Borrowings and Term Borrowings, the Base Rate plus the Applicable Percentage in effect from time to time, (ii) in the case of AXELs Series A Borrowings, the Base Rate plus 1.75%, (iii) in the case of AXELs Series B Borrowings, the Base Rate plus 2.00% and (iv) in the case of AXELs Series C Borrowings, the Base Rate plus 2.25%.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of Revolving Credit Borrowings and Term Borrowings, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time, (ii) in the case of AXELs Series A Borrowings, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 2.75%, (iii) in the case of AXELs Series B Borrowings, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 3.00% and (iv) in the case of AXELs Series C Borrowings, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 3.25%.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Base Rate plus the Applicable Percentage applicable to Base Rate Loans plus 2.00%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for a Base Rate Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) Each Lender's Term Loan Commitment and AXELs Commitment, as applicable, shall terminate (i) at the time such Lender makes the Term Loans or AXELs Loans, as applicable, to be made by it on the Closing Date in accordance with Section 2.01 or (ii) in the event any such Lender reasonably determines that the conditions precedent set forth in Section 4.02 have not be satisfied on or prior to the Closing Date, at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on February 28, 1997, if the initial Credit Event shall not have occurred by such time.

         (b) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments, the AXELs Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments, the AXELs Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and
(ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

         (c) Each reduction in the Term Loan Commitments, the AXELs Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into a Base Rate Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any Base Rate Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                 (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                 (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.16;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                 (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Base Rate Borrowing;

                (vii) no Interest Period may be selected for any Eurodollar Term Borrowing, any Eurodollar AXELs Borrowing or any Eurodollar Borrowing comprised of Acquisition Loans that would end later than a Term Loan Repayment Date, an AXELs Repayment Date or an Acquisition Loan Repayment Date, respectively, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings, Eurodollar AXELs Borrowings or Eurodollar Borrowings comprised of Acquisition Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date, AXELs Repayment Date or Acquisition Loan Repayment Date, respectively, and (B) the Base Rate Term Borrowings, the Base Rate AXELs Borrowings and the Base Rate Borrowings comprised of Acquisition Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings, AXELs Borrowings or Acquisition Borrowings, as applicable, to be paid on such Term Loan Repayment Date, such AXELs Repayment Date or such Acquisition Loan Repayment Date, respectively;

               (viii) after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan; and

                 (ix) upon the request of the Syndication Agent, the Administrative Agent and the Documentation Agent, during the period from and including the Closing Date to but excluding a date not more than 60 days after the Closing Date, no Borrowing may be converted into a Eurodollar Borrowing.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or a Base Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Base Rate Borrowing.

         SECTION 2.11. Repayment of Term Borrowings and AXELs Borrowings. (a)
(i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "Term Loan Repayment Date"), a principal amount of the Term Loans (such amount, as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13, being called the "Term Loan Repayment Amount") equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

      Date                                                     Amount
      ----                                                     ------
June 30, 1997                                               $10,000,000
September 30, 1997                                           10,000,000
December 31, 1997                                            10,000,000

March 31, 1998                                               13,750,000
June 30, 1998                                                13,750,000
September 30, 1998                                           13,750,000
December 31, 1998                                            13,750,000

March 31, 1999                                               18,750,000
June 30, 1999                                                18,750,000
September 30, 1999                                           18,750,000
December 31, 1999                                            18,750,000

March 31, 2000                                               22,500,000
June 30, 2000                                                22,500,000
September 30, 2000                                           22,500,000
December 31, 2000                                            22,500,000

March 31, 2001                                               25,000,000
June 30, 2001                                                25,000,000
September 30, 2001                                           25,000,000
December 31, 2001                                            25,000,000

March 31, 2002                                               62,500,000
Term Loan Maturity Date                                      62,500,000


         (ii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being an "AXELs Series A Repayment Date"), a principal amount of the AXELs Series A Loans (such amount, as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13, being called the "AXELs Series A Repayment

Amount") equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

         Date                                                  Amount
         ----                                                  ------
June 30, 1997                                                  $333,334
September 30, 1997                                              333,333
December 31, 1997                                               333,333

March 31, 1998                                                  250,000
June 30, 1998                                                   250,000
September 30, 1998                                              250,000
December 31, 1998                                               250,000

March 31, 1999                                                  250,000
June 30, 1999                                                   250,000
September 30, 1999                                              250,000
December 31, 1999                                               250,000

March 31, 2000                                                  250,000
June 30, 2000                                                   250,000
September 30, 2000                                              250,000
December 31, 2000                                               250,000

March 31, 2001                                                  250,000
June 30, 2001                                                   250,000
September 30, 2001                                              250,000
December 31, 2001                                               250,000

March 31, 2002                                               11,250,000
June 30, 2002                                                11,250,000
September 30, 2002                                           11,250,000
December 31, 2002                                            11,250,000

March 31, 2003                                               25,000,000
AXELs Series A Maturity Date                                 25,000,000


         (iii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being an "AXELs Series B Repayment Date"), a principal amount of the AXELs Series B Loans (such amount, as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13, being called the "AXELs Series B Repayment

Amount") equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

         Date                                                   Amount
         ----                                                   ------
June 30, 1997                                                   $666,667
September 30, 1997                                               666,667
December 31, 1997                                                666,666

March 31, 1998                                                   500,000
June 30, 1998                                                    500,000
September 30, 1998                                               500,000
December 31, 1998                                                500,000

March 31, 1999                                                   500,000
June 30, 1999                                                    500,000
September 30, 1999                                               500,000
December 31, 1999                                                500,000

March 31, 2000                                                   500,000
June 30, 2000                                                    500,000
September 30, 2000                                               500,000
December 31, 2000                                                500,000

March 31, 2001                                                   500,000
June 30, 2001                                                    500,000
September 30, 2001                                               500,000
December 31, 2001                                                500,000

March 31, 2002                                                   500,000
June 30, 2002                                                    500,000
September 30, 2002                                               500,000
December 31, 2002                                                500,000

March 31, 2003                                                22,000,000
June 30, 2003                                                 22,000,000
September 30, 2003                                            22,000,000
December 31, 2003                                             22,000,000

March 31, 2004                                                50,000,000
AXELs Series B Maturity Date                                  50,000,000


         (iv) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being an "AXELs Series C Repayment Date"), a principal amount of the AXELs Series C Loans (such amount, as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13, being called the "AXELs Series C Repayment

Amount") equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

        Date                                                  Amount
        ----                                                  ------
June 30, 1997                                               $666,667
September 30, 1997                                           666,667
December 31, 1997                                            666,666

March 31, 1998                                               500,000
June 30, 1998                                                500,000
September 30, 1998                                           500,000
December 31, 1998                                            500,000

March 31, 1999                                               500,000
June 30, 1999                                                500,000
September 30, 1999                                           500,000
December 31, 1999                                            500,000

March 31, 2000                                               500,000
June 30, 2000                                                500,000
September 30, 2000                                           500,000
December 31, 2000                                            500,000

March 31, 2001                                               500,000
June 30, 2001                                                500,000
September 30, 2001                                           500,000
December 31, 2001                                            500,000

March 31, 2002                                               500,000
June 30, 2002                                                500,000
September 30, 2002                                           500,000
December 31, 2002                                            500,000

March 31, 2003                                               500,000
June 30, 2003                                                500,000
September 30, 2003                                           500,000
December 31, 2003                                            500,000

March 31, 2004                                            21,500,000
June 30, 2004                                             21,500,000
September 30, 2004                                        21,500,000
December 31, 2004                                         21,500,000

March 31, 2005                                            50,000,000
AXELs Series C Maturity Date                              50,000,000

         (v) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being an "Acquisition Loan Repayment Date"), a principal amount of the Acquisition Loans (such amount, as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13, being called the "Acquisition Loan Repayment Amount") equal to the percentage set forth below for such date of the principal amount of the Acquisition Loans outstanding on the Acquisition Loan Termination Date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

         Date                                                 Amount
         ----                                                 ------
September 30, 2000                                             12.5%
December 31, 2000                                              12.5%

March 31, 2001                                                 12.5%
June 30, 2001                                                  12.5%
September 30, 2001                                             12.5%
December 31, 2001                                              12.5%

March 31, 2002                                                 12.5%
Revolving Credit Maturity Date                                 12.5%


         (b) In the event and on each occasion that any Term Loan Commitments or AXELs Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan or an AXELs Loan, as applicable, the installments payable on each Term Loan Repayment Date and AXELs Repayment Date, as applicable, shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

         (c) To the extent not previously paid, all Term Loans, AXELs Series A Loans, AXELs Series B Loans, AXELs Series C Loans and Acquisition Loans shall be due and payable on the Term Loan Maturity Date, AXELs Series A Maturity Date, AXELs Series B Maturity Date, AXELs Series C Maturity Date and Revolving Credit Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (d) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

         (e) All repayments of Acquisition Loans pursuant to this Section 2.11 shall automatically reduce the Total Revolving Credit Commitment by the amount of such repayment.

         SECTION 2.12. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' (in the case of prepayments of Loans other than AXELs Loans) or five Business Days' (in the case of prepayments of AXELs Loans) prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that (i) each partial prepayment and reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) that no Acquisition Loans may be prepaid pursuant to this Section 2.12(a) if immediately after giving effect to such prepayment and the prepayment of any other Revolving Loans made concurrently therewith, any Revolving Loans (other than Acquisition Loans) would be outstanding.

         (b) Optional prepayments of Term Loans, AXELs Loans or Acquisition Loans shall be allocated pro rata among the then-outstanding Term Loans, AXELs Loans or Acquisition Loans and applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans, AXELs Loans or Acquisition Loans under Sections 2.11(a)(i), (ii), (iii), (iv) and (v), respectively; provided that, on or prior to the Acquisition Loan Termination Date, the amount of any such prepayment allocated to the outstanding Acquisition Loans shall be applied to prepay the outstanding Acquisition Loans without regard to the scheduled amortization thereof.

         (c) Each notice of prepayment shall specify the prepayment date, whether the Borrowing being prepaid is a Term Borrowing, an AXELs Series A Borrowing, an AXELs Series B Borrowing, an AXELs Series C Borrowing, an Acquisition Borrowing or a Revolving Credit Borrowing that is not an Acquisition Borrowing and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16, and prepayment of AXELs Loans shall be subject to Section 2.12(e), but otherwise without premium or penalty. All prepayments of Eurodollar Loans under this
Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         (d) All prepayments of Acquisition Loans made on or after the Acquisition Loan Termination Date pursuant to this Section 2.12 shall automatically and permanently reduce the Total Revolving Credit Commitment by the amount of such prepayment.

         (e) In the event that the Borrower prepays any AXELs Loan pursuant to this Section 2.12 on or prior to the Prepayment Premium Date, the Borrower shall pay on the date such prepayment is made a premium of: (i) 2% of the aggregate principal amount so prepaid for any such prepayment made on or prior to the first anniversary of the Closing Date or (ii) 1% of the aggregate principal amount so prepaid for any such prepayment made after the first anniversary of the Closing Date but on or prior to the Prepayment Premium Date.

         SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings (other than Acquisition Borrowings) and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then
(i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure (other than Revolving Credit Exposure with respect to Acquisition Loans) after giving effect thereto and (ii) if such Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings (other than Acquisition Borrowings) or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess. If following any reduction of the Total Revolving Credit Commitment and the payments required by this Section 2.13(a), the Total Revolving Credit Commitment is less than the aggregate L/C Exposure, the Borrower shall, on the date of such reduction, provide cash collateral, in accordance with Section 2.23(j), in an amount equal to the amount that the aggregate L/C Exposure exceeds the Total Revolving Credit Commitment.

         (b) Not later than the third Business Day following the later of (i) the completion of any Asset Sale and (ii) the receipt of the Net Cash Proceeds with respect thereto, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans, AXELs Loans and Acquisition Loans in accordance with Section 2.13(g).

         (c) Not later than the third Business Day following receipt of any Extraordinary Amount, the Borrower shall apply 100% of such Extraordinary Amount received to prepay outstanding Term Loans, AXELs Loans and Acquisition Loans in accordance with Section 2.13(g).

         (d) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 75% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans, AXELs Loans and Acquisition Loans in accordance with Section 2.13(g); provided, however, that in the event that the Leverage Ratio as of the last day of the fiscal quarter most recently ended preceding the date of such Equity Issuance is less than 2.50 to 1.00, only 50% of such Net Cash Proceeds shall be required to be so applied pursuant to this clause (d).

         (e) No later than the earlier of (i) 100 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 1997, and (ii) the day that is five Business Days after the date on which the financial statements with respect to such period are delivered pursuant to
Section 5.04(a), the Borrower shall prepay outstanding Term Loans, AXELs Loans and Acquisition Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to 75% of Excess Cash Flow for the fiscal year then ended.

         (f) In the event that Allied, the Borrower or any Subsidiary shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed (other than Indebtedness the issuance of which also constitutes an Equity Issuance), of Allied, the Borrower or any Subsidiary (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by Allied, the Borrower or the Subsidiaries, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans, AXELs Loans and Acquisition Loans in accordance with Section 2.13(g).

         (g) Mandatory prepayments of outstanding Term Loans, AXELs Loans and Acquisition Loans under this Agreement shall, subject to paragraph (k) below, be allocated pro rata among the then-outstanding Term Loans, AXELs Loans and Acquisition Loans, and, subject to paragraph (j) below, applied pro rata against the remaining scheduled installments of principal due in respect of Term Loans, AXELs Loans and Acquisition Loans under Sections 2.11(a)(i), (ii), (iii), (iv) and (v),as the case may be.

         (h) The Borrower shall deliver to the Administrative Agent, at the time of each pre-payment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

         (i) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans, AXELs Loans and Acquisition Loans shall be applied, as applicable, first to reduce outstanding Base Rate Term Loans, Base Rate AXELs Loans and Base Rate Acquisition Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Loans, Eurodollar AXELs Loans or Eurodollar Acquisition Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurodollar Term Loans, (ii) allocable to AXELs Loans to prepay Eurodollar AXELs Loans and (iii) allocable to Acquisition Loans to prepay Eurodollar Acquisition Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans, AXELs Loans or Acquisition Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (i). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings, Eurodollar AXELs Borrowings or Eurodollar Acquisition Borrowings to be prepaid, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank, the Swingline Lender and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

         (j) Any AXELs Lender may elect, by notice to the Administrative Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one Business Day prior to any prepayment of AXELs Loans required to be made by the Borrower for the account of such Lender pursuant to this Section 2.13, other than mandatory prepayments required pursuant to Section 2.13(b), to cause all or a portion of such prepayment to be applied instead to prepay Term Loans and Acquisition Loans in accordance with paragraph (g) above.

         (k) No prepayments of Acquisition Loans shall be required pursuant to this Section 2.13 prior to the Acquisition Loan Termination Date (other than prepayments in connection with a reduction in Revolving Credit Commitments pursuant to paragraph (l) below). On and after the Acquisition Loan Termination Date, all prepayments of Acquisition Loans pursuant to this Section 2.13 shall automatically and permanently reduce the Total Revolving Credit Commitment by the amount of such prepayment.

         (l) In the event that, upon the occurrence of any event described in
Section 2.13(b), (c), (d), (e) or (f), no Term Loans, AXELs Loans or Acquisition Loans are outstanding that are required to be prepaid pursuant to Section 2.13(b), (c), (d), (e), (f) or (k) the Borrower shall reduce the Revolving Credit Commitments in accordance with paragraph (a) above by the amount of the applicable Net Cash Proceeds, Extraordinary Amounts or Excess Cash Flow, as the case may be.

         SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company would have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and Base Rate Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert a Base Rate Borrowing to a Eurodollar Borrowing or to continue a Eurodollar

         Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a request to continue a Base Rate Loan as such for an additional Interest Period or to convert a Eurodollar Loan into a Base Rate Loan, as the case may
         be), unless such declaration shall be subsequently withdrawn; and

                 (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph
         (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to a Base Rate Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or
(iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this
Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. Pro Rata Treatment. Except as provided below in this
Section 2.17 with respect to Swingline Loans and as required under Sections 2.13(j) and 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments, AXELs Commitments or the Revolving Credit Commitments and each conversion of any

Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans, AXELs Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans, AXELs Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans, AXELs Loans and Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Term Loans, AXELs Loans and Revolving Loans and L/C Exposure and participations in Term Loans, AXELs Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans, AXELs Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans, AXELs Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans, AXELs Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Allied expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Term Loan, AXELs Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Allied to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at 11 Madison Avenue, New York, New York.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. Taxes. (a) Any and all payments by or on behalf of the Borrower or any Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent, the Syndication Agent, the Documentation Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, the Syndication Agent, the Documentation Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, the Syndication Agent, the Documentation Agent, such Lender or the Issuing Bank (or Transferee) is organized or in which the principal office or applicable lending office of the Administrative Agent, the Syndication Agent, the Documentation Agent, such Lender or the Issuing Bank (or Transferee) is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, the Syndication Agent, the Documentation Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent, the Syndication Agent, the Documentation Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

         (c) The Borrower will indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of

Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority (it being understood that such indemnification shall not impair any right that the Borrower may have to contest with the relevant Governmental Authority such Taxes or Other Taxes). A certificate as to the amount of such payment or liability prepared by the Administrative Agent, the Syndication Agent, the Documentation Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender, the Syndication Agent, the Documentation Agent, or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.


         (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

         (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

         (g) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent, the Syndication Agent or the Documentation Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to the giving of such notice the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under

Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under
Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $20,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a minimum principal amount of $1,000,000 that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

         (b) Swingline Loans. The Borrower shall notify the Administrative Agent by telecopy, or by telephone (confirmed by telecopy), not later than 10:00 a.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account in the name of the Borrower designated by the Borrower by 3:00 p.m. on the date such Swingline Loan is so requested.

         (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

         (d) Interest. Each Swingline Loan shall be a Base Rate Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in
Section 2.06(a).

         (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

         SECTION 2.23. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account or the account of any other Account Party (provided that the Borrower shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of any other Account Party), in a form reasonably acceptable to the

Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Issuing Bank of the amount of the Aggregate Revolving Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Credit Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $150,000,000 and (B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the date one year after the date of the issuance of such Letter of Credit (other than any Back-up Letter of Credit, which shall expire on the expiry date of the letter of credit that such Back-up Letter of Credit supports, as set forth on Schedule 1.01(a)), unless such Letter of Credit expires by its terms on an earlier date; provided, however, that each Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods 12 months or less unless the Issuing Bank notifies the beneficiary thereof not more than 45, nor fewer than 30, days prior to the then applicable expiry date (or such other notification periods as set forth in the Back-up Letters of Credit as set forth on Schedule 1.01(a)) that such Letter of Credit will not be renewed; provided further, however, that no Letter of Credit may expire or be extended beyond the date that is five Business Days prior to the Revolving Credit Maturity Date unless, on or prior to the date such Letter of Credit is issued or extended, the Borrower shall have deposited with the Collateral Agent an amount equal to 110% of the face amount of such Letter of Credit in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in each Existing Letter of Credit equal to such Lender's Pro Rata Percentage of the face amount of such Existing Letter of Credit, effective on the Closing Date. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the applicable Account Party (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Account Party shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after such Account Party shall have received notice from the Issuing Bank that payment of such draft will be made, or, if such Account Party shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

         (f) Obligations Absolute. Each Account Party's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Account Party, any other party guaranteeing, or otherwise obligated with, the Account Party, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                 (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever (other than payment against presentation of drafts or documents that, as a result of the Issuing Bank's negligence, do not comply with the terms of such Letter of Credit), whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Account Party's obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of each Account Party hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to such Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower, Allied and the other Account Parties to the extent permitted by applicable law) suffered by such Account Party that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the applicable Account Party of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Account Party of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

         (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Account Party shall reimburse such L/C

Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the applicable Account Party or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were a Base Rate Loan.

         (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         The Administrative Agent may, at the request of the Borrower, appoint a Lender to issue a specific Letter of Credit under this Agreement in accordance with the terms hereof, provided that such appointment shall only be made if the Borrower can demonstrate that such Letter of Credit may not be issued by the Issuing Bank or would not otherwise be accepted by the beneficiary of such Letter of Credit; provided, further, that such appointment shall in no way be deemed a resignation or removal of the Issuing Bank under this Agreement. Such appointment shall be subject to the consent of the applicable Lender. Unless the context otherwise requires, references herein and in the other Loan Documents to the term Issuing Bank shall refer to the Issuing Bank hereunder and such Lender appointed by the Administrative Agent to issue a Letter of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, or if the Total Revolving Credit Commitment is less than the aggregate L/C Exposure, the Borrower shall, on the Business Day following which it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements (and all accrued interest thereon) for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.13(a), such amount shall be returned to the Borrower from time to time to the extent that the amount of such cash collateral held by the Collateral Agent exceeds the excess, if any, of the aggregate L/C Exposure over the Total Revolving Credit Commitment; provided, that such return shall not be required at any time that an Event of Default has occurred and is continuing.


                                   ARTICLE III

                         Representations and Warranties

         Each of Allied and the Borrower represents and warrants to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each of Allied, the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which such Loan Party is a party, and in the case of the Borrower the borrowings hereunder, and in the case of Allied, the Borrower and applicable Subsidiaries, the Acquisition and the other transactions contemplated hereby and by the Stock Purchase Agreement, including the refinancing of the Existing Credit Agreement (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Allied, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Allied, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Allied, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Allied and the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements and other similar filings to perfect the interests of the Secured Parties in the Collateral, (b) such as will have been made or obtained and will be in full force and effect as of the Closing Date and (c) such as may be required in the ordinary course of business in connection with the performance of the obligations of Allied and the Borrower hereunder and in connection with the Transactions.

         SECTION 3.05. Financial Statements. (a) Allied has heretofore furnished to the Lenders its consolidated balance sheets and statements of operations, cash flows and stockholders' equity (i) as of and for each of the three fiscal years ended December 31, 1995, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1996, certified by a Financial Officer of Allied. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Allied and its consolidated Subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (b) Allied has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet as of September 30, 1996, prepared giving effect to the Transactions as if they had occurred on such date. Such pro forma balance sheet has been prepared in good faith by Allied based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by Allied on the date hereof to be reasonable), is based on the best information available to Allied as of the date of delivery thereof, accurately reflects all material adjustments required to be made to give effect to the Transactions and presents fairly on a pro forma basis the estimated consolidated financial position of Allied as of September 30, 1996, assuming that the Transactions had actually occurred at September 30, 1996.

         SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of Allied, the Borrower and the Subsidiaries (other than the Laidlaw Subsidiaries), taken as a whole, since December 31, 1995, or of the Laidlaw Subsidiaries, taken as a whole, since August 31, 1996.

         SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Allied, the Borrower and the Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

         (b) Each of Allied, the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. Each of Allied, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries. Each such Subsidiary is a wholly owned Subsidiary except as otherwise indicated on Schedule 3.08. The shares of capital stock or other ownership interests issued by the Borrower and the Subsidiaries and owned by Allied, the Borrower or the Subsidiaries are fully paid and non-assessable and are owned by Allied or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens permitted by this Agreement).

         SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Allied or the Borrower, threatened against or affecting Allied or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) None of Allied, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. Agreements. (a) None of Allied, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) None of Allied, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.11. Federal Reserve Regulations. (a) None of Allied, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, T, U or X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Allied, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

         SECTION 3.14. Tax Returns. Each of Allied, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Allied, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

         SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Allied or the Borrower to the Syndication Agent, the Administrative Agent, the Documentation Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or expressions of opinion, each of Allied and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates, except where such liability could not reasonably be expected to have a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $3,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $3,000,000 fair market value of the assets of all such underfunded Plans.

         SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

         (a) The facilities and properties owned, leased or operated by Allied, the Borrower and the Subsidiaries (the "Properties") do not contain, and have not previously contained, to the Borrower's best knowledge (actual or constructive) any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last five years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

         (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (d) None of Allied, the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Allied, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do Allied, the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

         (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by Allied, the Borrower or by Allied or the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. Allied, the Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19. Security Documents. (a) On and after the Closing Date, each of the Pledge Agreement and the Allied Finance Pledge Agreement will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement and the Allied Finance Pledge Agreement, as applicable) and, when the certificates evidencing the investment securities that constitute the Pledged Securities (as defined in the Pledge Agreement and the Allied Finance Pledge Agreement, as applicable) are delivered to the Collateral Agent, the Collateral Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

         (b) On and after the Closing Date, the Security Agreement will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified in the Perfection Schedule, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in all such Collateral in which a security interest may be perfected by filing, each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (c) On and after the Closing Date, each Canadian Debenture Pledge Agreement will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the applicable Canadian Debenture granted by the applicable Canadian Subsidiary, and the Collateral Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Canadian Debenture, in each case prior and superior in right to any other person in the Canadian Debenture, other than with respect to Liens expressly permitted by Section 6.02.

         (d) On and after the Closing Date, each Canadian Debenture will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the personal property forming part of the Charged Premises (as defined in such Canadian Debenture) and each Canadian Debenture will constitute, when financing statements in appropriate form are filed in the appropriate offices in the jurisdictions specified in the perfection certificate relating to the Canadian Subsidiaries (the "Canadian Perfection Certificate"), a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Charged Premises in which a security interest may be perfected by filing such financing statements, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (e) On and after the Closing Date, each Canadian Debenture will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on the applicable Canadian Subsidiary's right, title and interest in and to the Real Property (as defined in such Canadian Debenture) thereunder and all proceeds thereof when the Canadian Debenture is filed in the appropriate Land Registry or Land Titles offices (along with any necessary filing statements and a full legal description of such Real Property), and the Canadian Debenture shall then constitute a fully perfected Lien on all right, title and interest of such Canadian Subsidiary in such Real Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

         (f) On and after the Closing Date, each Canadian Securities Pledge Agreement will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Securities (as defined in such Canadian Securities Pledge Agreement) and the Collateral Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Securities, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (g) On and after the Closing Date, each Canadian General Assignment of Book Debts will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Debts (as defined in such Canadian General Assignment of Book Debts) and the Collateral Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Debts, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (h) On and after the Closing Date, each Hypothec will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable hypothec for an amount set forth in such Hypothec bearing interest at the rate per annum set forth in such Hypothec in the (i) movable (personal) property forming a part of the Charged Premises (as defined in such Hypothec) upon the registration at the Quebec Register of Personal and Movable Real Rights of the application for registration of a hypothec related thereto; and (ii) the immovable (real) properties specifically listed in such Hypothec (except that no registrable description of the immovable properties is included therein and no filings, registration or recordation with respect to such immovable (real) properties on any land register will have been made), in each case, in accordance with its terms and prior and superior in right to any other person, other than with respect to the Liens expressly permitted by Section 6.02 and accounting for the fact that no filing, registration or recordation with respect to such immovable (real) properties will have been made.

         SECTION 3.20. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against Allied, the Borrower or any Subsidiary pending or, to the knowledge of Allied or the Borrower, threatened, which could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of Allied, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, which could reasonably be expected to result in a Material Adverse Effect. All payments due from Allied, the Borrower or any Subsidiary, or for which any claim may be made against Allied, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Allied, the Borrower or such Subsidiary, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Allied, the Borrower or any Subsidiary is bound, except where such event could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.21. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, and taking into account all rights of indemnity, subrogation and contribution of the Loan Parties under applicable law and under the Indemnity, Subrogation and Contribution Agreement, (i) the fair value of the assets of Allied, the Borrower and the other Loan Parties, on a consolidated basis, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of Allied, the Borrower and the other Loan Parties, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Allied, the Borrower and the other Loan Parties, on a consolidated basis, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Allied, the Borrower and the other Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.


                                   ARTICLE IV

                              Conditions of Lending

         The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan and on the date of each issuance, amendment, renewal or extension of a Letter of Credit (each such event being called a "Credit Event"):

         (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, renewal or extension of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

         (b) Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Allied on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this Section 4.01.

         SECTION 4.02. First Credit Event. On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Porter & Hedges, L.L.P., counsel for Allied and the Borrower, substantially to the effect set forth in Exhibit N-1, (ii) Thomas K. Kehoe, Esq., internal counsel of Allied and the Borrower, substantially to the effect set forth in Exhibit N-2, (iii) Davies, Ward & Beck, special Canadian counsel for Allied and the Borrower and each Canadian Local Counsel set forth on Schedule 4.02(a), substantially to the effect set forth in Exhibit N-3 and (iv) Ivan R. Cairns, Esq., internal counsel for Laidlaw, substantially to the effect set forth in Exhibit N-4, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent, the Syndication Agent or the Documentation Agent shall reasonably request, and Allied and the Borrower hereby request such counsel to deliver such opinions.

                  (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Syndication Agent, the Administrative Agent and the Documentation Agent.

                  (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each of Allied, the Borrower, Allied Finance, Allied Canada and each other material Loan Party, certified by the appropriate government officials of the jurisdiction of its incorporation, and a certificate as to the status, compliance or good standing of each of Allied, the Borrower, Allied Finance, Allied Canada and each other material Loan Party as of a recent date, from such Secretary of State, or in the case of Canadian Subsidiaries, an appropriate government official; (ii) a certificate of the Secretary or Assistant Secretary of each of Allied, the Borrower, Allied Finance, Allied Canada and each other material Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of Allied, the Borrower, Allied Finance, Allied Canada or each such other material Loan Party, as the case may be, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or if applicable, the shareholder or shareholders) of the Loan Parties authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;
         (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, the Syndication Agent and the Documentation Agent may reasonably request.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (e) The Administrative Agent, the Syndication Agent and the Documentation Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document (it being understood that, to the extent not invoiced, such expense shall be paid after the Closing Date promptly upon the presentation of invoices therefor).

                  (f) Each of the Pledge Agreement and the Allied Finance Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and (i) all the outstanding capital stock of the Borrower and the Subsidiaries to the extent set forth in the Pledge Agreement and
         (ii) the Allied Canada Debentures shall have been, in each case, duly and validly pledged under the Pledge Agreement or the Allied Finance Pledge Agreement, as applicable, to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares and the Allied Canada Debentures, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent. Each Canadian Securities Pledge Agreement shall have been duly executed by the parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including appropriate financing statements) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and perfected first-priority security interest and hypothec in and lien on the Securities (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

                  (g) The Security Agreement shall have been duly executed by the parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent; and each of the Canadian Collateral Covenant Agreement and the Allied Finance Collateral Covenant Agreement shall have been duly executed by the parties thereto, shall be delivered to the Collateral Agent and shall be in full force and effect. Each Canadian Debenture and each Canadian Debenture Pledge Agreement shall have been duly executed by the parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including appropriate financing statements) (or evidence that such document has been filed, registered or recorded, as applicable) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and perfected first-priority security interest in and lien on the property forming part of the Charged Premises (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent. Each Canadian General Assignment of Book Debts shall have been duly executed by the parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including appropriate financing statements) (or evidence that such document has been filed, registered or recorded, as applicable) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and perfected first-priority security interest in and Lien on Debts (as defined in the Canadian General Assignment of Book Debts) (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent. The Collateral Agent shall have received the results of a search of the personal property security legislation (or equivalent filings under equivalent legislation) filings made with respect to the applicable Loan Parties in the province in which the registered office of such person is located or in which any offices of such persons in which records have been kept relating to the Accounts (as defined in the Security Agreement) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released. Each Hypothec shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect and each document required by law or reasonably requested by the

         Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and perfected first- priority hypothec in and lien on the property forming part of the Charged Premises (subject to any Lien expressly permitted by Section 6.02 and excluding filings, registrations or recordations in any land title, land registry or similar office) described in such Hypothec shall have been delivered to the Collateral Agent.

                  (h) The Guarantee Agreements shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (i) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (j) The Pledge Intercreditor Agreement shall have been duly executed by the parties thereto, shall been delivered to the Collateral Agent and shall be in full force and effect.

                  (k) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Loan Parties in the states (or other United States jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts and the other United States jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

                  (l) The Collateral Agent shall have received a Perfection Schedule with respect to the Loan Parties located in the United States and a Canadian Perfection Certificate with respect to the Loan Parties located in Canada, in each case dated the Closing Date.

                  (m) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
         Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

                  (n) The Administrative Agent, the Syndication Agent and the Documentation Agent shall have received an environmental assessment report in form, scope and substance reasonably satisfactory to the Lenders, from EMCON Corporation, as to environmental matters relating to Allied, the Borrower and the Subsidiaries, and the Lenders shall be reasonably satisfied with the nature and cost of any environmental hazards, liabilities or Remedial Action disclosed therein and with the Borrower's plans with respect thereto.

                  (o) Substantially contemporaneously with the first Credit Event, Allied shall have repaid in full the principal of all loans outstanding, interest thereon and other amounts due and payable under the Existing Credit Agreement and under each other agreement related thereto, and the Administrative Agent shall have received duly executed documentation either evidencing or necessary for (i) the termination of the Existing Credit Agreement and each other agreement related thereto (other than the Existing Letters of Credit and all applications and reimbursement agreements related thereto), (ii) the cancellation of all commitments thereunder and (iii) the termination of all related agreements (other than the Existing Letters of Credit and all applications and reimbursement agreements related thereto) and guarantees and security interests granted by any Loan Party or any Subsidiary or any other person in connection therewith and the discharge of all obligations or interests thereunder.

                  (p) After giving effect to the Transactions, Allied, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans hereunder, (ii) the Indebtedness shown on Schedule 6.01 or otherwise permitted pursuant to
         Section 6.01, (iii) the Senior Subordinated Notes, (iv) the Laidlaw Debentures, (v) the Allied Canada Debentures and (vi) the preferred stock (the "Preferred Stock") of the Borrower set forth on Schedule 4.02(p).

                  (q) There shall have been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of Allied, the Borrower and the Subsidiaries (other than the Laidlaw Subsidiaries), taken as a whole, since December 31, 1995, or of the Laidlaw Subsidiaries, taken as a whole, since August 31, 1996.

                  (r) The Acquisition shall have been consummated or shall be consummated simultaneously with the first Credit Event in accordance with applicable law, in accordance with the Stock Purchase Agreement (without giving effect to any waiver of any material condition set forth in the Stock Purchase Agreement not approved by the Lenders) and on terms reasonably satisfactory to the Lenders and the consummation of the Transactions shall not create a prepayment event under any provision of any indenture or other agreement or instrument evidencing Indebtedness, other than the Existing Credit Agreement. The aggregate level of fees and expenses to be paid in connection with the Transactions shall not exceed $70,000,000.

                  (s) The Indenture Trustee shall have delivered to the Borrower, the net proceeds relating to the Senior Subordinated Notes in accordance with the Collateral Agreement, which such proceeds were delivered to the Indenture Trustee, pursuant to the Collateral Agreement, following the issuance of the Senior Subordinated Notes. The subordination provisions, covenants, events of default and remedies with respect to the Senior Subordinated Notes shall be satisfactory in all respects to the Lenders (it being understood and agreed that the Senior Subordinated Notes shall not have a maturity date prior to the tenth anniversary of the Closing Date and that the subordination provisions, covenants, events of default and remedies contained in the Senior Subordinated Notes as issued on December 5, 1996, are acceptable).

                  (t) Substantially contemporaneously with the first Credit Event, the Collateral Agreement shall have been terminated and all security interests thereunder in favor of the Indenture Trustee shall have been cancelled and discharged.

                  (u) Allied shall have issued the Laidlaw Warrant to Laidlaw and Allied Finance shall have issued the Laidlaw Debentures to Laidlaw in exchange for the Allied Canada Debentures in each case prior to or simultaneously with the first Credit Event in accordance with applicable law, in accordance in all material respects with the Stock Purchase Agreement or on other terms that are reasonably satisfactory to the Lenders.

                  (v) The Lenders shall be satisfied that the consummation of the Transactions will not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, (A) any indenture relating to any existing Indebtedness of any Loan Party or any subsidiary of any Loan Party that is not being repaid, repurchased or redeemed in full on or prior to the Closing Date in connection with the Transactions or any other indenture of any Loan Party or any Subsidiary of any Loan Party to be in effect after the Closing Date or (B) any other material agreement of any Loan Party or any Subsidiary of any Loan Party.

                  (w) The Lenders shall have received a solvency letter, in form and substance and from an independent evaluation firm satisfactory to the Administrative Agent, the Syndication Agent and the Documentation Agent.

                  (x) All governmental consents and approvals and all material third party consents shall have been obtained with respect to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby, including the making of the Loans hereunder, the issuance of the Senior Subordinated Notes, the Laidlaw Warrant or the Laidlaw Debentures.

                  (y) The Lenders shall be satisfied with the corporate and legal structure and capitalization of Allied, the Borrower and the Subsidiaries after the consummation of the Transactions, including the charter and bylaws of Allied and the Borrower and each agreement or instrument relating thereto, and with any contractual arrangements with respect to the management of Allied, the Borrower and the Laidlaw Subsidiaries.

                  (z) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the Transactions or the other transactions contemplated hereby, including the making of the Loans hereunder, the issuance of the Senior Subordinated Notes, the Laidlaw Warrant or the Laidlaw Debentures.

                  (aa) All capital stock of the Borrower and Allied Finance shall be owned by Allied, and except as noted on Schedule 3.08, all of the stock of Subsidiaries shall be owned by the Borrower or one or more of the Borrower's Subsidiaries.

                  SECTION 4.03. Acquisition Loan Credit Events. On the date of each Acquisition Borrowing all of the conditions precedent set forth in Section
4.01 shall have been satisfied and, in addition:

                  (a) After giving effect to the incurrence of such Acquisition Borrowing and the application of the proceeds thereof to consummate the related Permitted Acquisition, the Borrower (i) shall be in pro forma compliance (based on historical financial statements, as adjusted for identifiable cost savings and internalization of waste, in either case in connection with such Permitted Acquisition) with the then applicable ratio levels set forth in Sections 6.12, 6.13, 6.14 and 6.15 and (ii) shall have delivered to the Administrative Agent, the Syndication Agent and the Documentation Agent the certificate of a Financial Officer certifying (x) such pro forma compliance and (y) that the applicable pro forma calculations are based on reasonable assumptions and the best information available as of the date such certificate is delivered and have been prepared by the Borrower in good faith.

                  (b) The principal amount of such requested Acquisition Loan plus the aggregate principal amount of all Acquisition Loans made during the 365-day period immediately preceding the date of such requested Acquisition Loan (the "Applicable Test Period") shall not exceed the product of (i) the sum of (x) the Acquired Revenues of the proposed Acquired Entity for the period of 12 consecutive fiscal months immediately preceding the date of the proposed Acquisition Loan and (y) the Acquired Revenues of each other Acquired Entity that was acquired during the Applicable Test Period for the period of 12 consecutive fiscal months immediately preceding the date of the acquisition of such Acquired Entity and (ii) the Applicable EBITDA Margin, multiplied by three.

                  (c) The Borrower shall have delivered to the Administrative Agent, the Syndication Agent and the Documentation Agent at least three Business Days prior to any such Acquisition Borrowing, a certificate of a Financial Officer setting forth computations in reasonable detail satisfactory to the Administrative Agent, the Syndication Agent and the Documentation Agent demonstrating satisfaction of the conditions set forth in paragraphs (a) and (b) of this Section 4.03.


                                    ARTICLE V

                              Affirmative Covenants

         Each of Allied and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required

Lenders shall otherwise consent in writing, each of Allied and the Borrower will, and will cause each of the Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.06, except that, after notice to and consultation with the Administrative Agent, the Documentation Agent and the Syndication Agent, any Subsidiary may terminate its existence.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         (b) Cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent;

deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

         SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

         SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 95 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and annual consolidating income statements for the Borrower and its operating districts;

                  (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and quarterly consolidating income statements for the Borrower and its operating districts;

                  (c) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that in making its examination in connection with rendering such opinion or certificate with respect to such statements, such person has not obtained knowledge that an Event of Default or Default has occurred or, if such Financial Officer has obtained knowledge that an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent, the Syndication Agent and the Documentation Agent demonstrating compliance with the covenants contained in Section 6.01, 6.02, 6.04, 6.05, 6.11, 6.12, 6.13, 6.14 and 6.15 and (iii) setting forth any change in the Applicable Percentage;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Allied, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                  (e) as soon as available but in any event not later than 50 days after the end of each fiscal quarter, a report in form and substance satisfactory to the Administrative Agent, the Syndication Agent and the Documentation Agent of all Permitted Acquisitions consummated during such quarter with total consideration of $3,000,000 or more, which report shall include a description of the total consideration by acquisition (including a breakdown of Indebtedness permitted under Section 6.01(e), Acquired Indebtedness and contingent payments);

                  (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Allied, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, the Syndication Agent and the Documentation Agent or any Lender may reasonably request;

                  (g) within fifteen days after the beginning of each fiscal year, a copy of the annual business plan of the Borrower and the Subsidiaries and forecasts, prepared by management of the Borrower, in each case in form and detail satisfactory to the Administrative Agent, the Syndication Agent and the Documentation Agent, of the Borrower's consolidated balance sheets and related statements of operations and cash flows on a monthly basis for such fiscal year and on an annual basis for each of the following fiscal years remaining during the term of this Agreement; and

                  (h) concurrently with the delivery of the financial statements under sub-paragraph (a) above, a schedule of all real property then owned by Allied, the Borrower or the Subsidiaries, which schedule shall include, in detail satisfactory to the Administrative

         Agent, the location of, description of, fair market or assessed value of and any Liens securing Indebtedness on, each such owned real property.

         SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $5,000,000 or (ii) requiring payments exceeding $2,500,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

         SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Allied, the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Allied, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor. Without limiting the foregoing, the Administrative Agent and its representatives may inspect, and may cause an environmental assessment to be made of, any real property owned or leased by Allied, the Borrower or any Subsidiary with a view toward securing the Obligations by a Lien on such property pursuant to Section 5.11, in each case at the Borrower's sole cost and expense (not to exceed $100,000 in any fiscal year).

         SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.09. Environmental Laws. (a) Comply, and cause all lessees and other persons occupying its Properties to comply, in all respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except where such non-compliance or failure to obtain or renew Environmental Permits or to conduct any Remedial Action could not reasonably be expected to result in a Material Adverse Effect; provided, however, that none of Allied, the Borrower or any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that any applicable obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         (b) With respect to any Permitted Acquisition and any acquisition of any other ownership or leasehold interest in, or the entry into any agreement to conduct operations of, any landfill, transfer station or other waste treatment or disposal facility: (i) prior to consummating any such acquisition or commencement of any operations under any such agreement or lease, obtain and review a favorable written assessment, prepared by an environmental consulting firm recognized within the municipal solid waste industry and among environmental professionals as competent and reputable and which the Borrower has reasonably determined to be suitable, that reasonably addresses the environmental compliance and liability issues associated with the subject of such acquisition, agreement or lease (an "Environmental Assessment"); and (ii) furnish such Environmental Assessment to the Administrative Agent promptly following such acquisition or the commencement of any operations under such an agreement or lease with respect to a Permitted Acquisition, the total consideration of which is greater than $5,000,000.

         SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent, the Syndication Agent and the Documentation Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

         SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Allied and the Borrower will cause any subsequently acquired or organized Subsidiary (other than a Subsidiary that conducts no operations, has total assets not in excess of $5,000 and has no Indebtedness) to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent, except to the extent any such execution by a Foreign Subsidiary would have any adverse tax consequences for the Borrower or any of the Subsidiaries. In addition, from time to time, Allied and the Borrower will, at their own cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties (including real property) as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of Allied and the Borrower (including real and other properties acquired subsequent to the Closing
Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and Allied and the Borrower shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. Allied and the Borrower agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.12. Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which Allied, the Borrower or any of the Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of the Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

         SECTION 5.13. Performance of Material Agreements. Perform and observe all of the terms and provisions of the Stock Purchase Agreement and ancillary agreements related thereto and each agreement that is material to the conduct of the Borrower's and the Subsidiaries' business to be performed or observed by it (collectively, the "Material Agreements"), maintain each such Material Agreement in full force and effect, enforce such Material Agreement in accordance with its terms, take all action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Agreement such demands and requests for information and reports or for action as Allied or the Borrower is entitled to make under such Material Agreement, and cause each of the Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

         SECTION 5.14. Interest Rate Protection Agreements. As promptly as practicable and in any event within 90 days after the Closing Date, enter into, and thereafter maintain in full force and effect through the third anniversary of the Closing Date, one or more Interest Rate Protection Agreements in form reasonably satisfactory to the Administrative Agent, the Syndication Agent and the Documentation Agent, the effect of which shall be to set at fixed rates the interest cost to the Borrower and its Subsidiaries with respect to at least 50% of the aggregate outstanding principal amount of Term Loans and AXELs Loans and deliver evidence of the execution and delivery thereof to the Administrative Agent, the Syndication Agent and the Documentation Agent.

         SECTION 5.15. Senior Convertible Debentures. Prior to the end of each fiscal year, commencing with the fiscal year ending on December 31, 1997, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Borrower will be in compliance with the financial covenants of the Senior Convertible Debentures (including compliance as a result of a waiver or amendment of the terms thereof), provided that the Borrower shall not be obligated to deliver such evidence if prior to any such fiscal year-end, the Borrower shall have prepaid all Senior Convertible Debentures not converted prior to such prepayment, in each case in accordance with the terms thereof.

         SECTION 5.16. Concentration and Disbursement Accounts. (a) Except to the extent permitted by paragraph (b) below, the Borrower shall maintain with a financial institution that is a Lender one or more accounts to be used by the Borrower as its principal concentration and disbursement accounts and will not, and will not permit any Subsidiary to, maintain more than an aggregate of $1,000,000 for more than two Business Days in bank accounts with any person that is not a Lender.

         (b) Notwithstanding the foregoing, paragraph (a) shall not apply to any accounts of the Laidlaw Subsidiaries; provided, however, that with respect to the accounts of the Laidlaw Subsidiaries that are Domestic Subsidiaries, (a) the Borrower shall use its best efforts to be in compliance with paragraph (a) within 180 days after the Closing Date and shall be in compliance with paragraph
(a) within 360 days after the Closing Date. The Borrower and the Subsidiaries shall be deemed to be in compliance with this Section 5.16 at any time that a lockbox arrangement in accordance with Section 4.09(b) of the Security Agreement is in effect.


                                   ARTICLE VI

                               Negative Covenants

         Each of Allied and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Allied nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness for borrowed money existing on the date hereof and set forth on Schedule 6.01(a);

                  (b) Indebtedness created hereunder and under the other Loan Documents; provided, however, that at no time shall the aggregate principal amount of outstanding Swingline Loans and Revolving Loans (other than Revolving Loans deemed made pursuant to Section 2.02(f)) exceed $200,000,000;

                  (c) in the case of the Borrower, Indebtedness under the Interest Rate Protection Agreements entered into in accordance with
         Section 5.14;

                  (d) Indebtedness of a Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into the Borrower or a Subsidiary after the date hereof ("Acquired Indebtedness"), which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, provided that the Borrower and the Subsidiaries comply with the provisions of Section 5.11 with respect to such acquired or newly formed Subsidiary;

                  (e) Indebtedness of Allied, the Borrower or any Subsidiary that is issued to a seller of an Acquired Entity and incurred in connection with a Permitted Acquisition, provided that the aggregate principal amount of Indebtedness incurred pursuant to this paragraph
         (e) shall not exceed (i) $7,500,000 with respect to any Permitted Acquisition and (ii) $50,000,000 at any time outstanding;

                  (f) Guarantees in respect of Indebtedness permitted pursuant to this Section 6.01, provided that any Guarantees in respect of Indebtedness that are subordinated to the Obligations shall also be subordinated to the Guarantees in favor of the Lenders under the Loan Documents and to the Obligations to the same extent as such Indebtedness is subordinated to the Obligations;

                  (g) Indebtedness of the Borrower or any wholly owned Subsidiary to any other wholly owned Subsidiary or the Borrower, so long as such Indebtedness is subordinated to all Indebtedness incurred pursuant hereto and pursuant to the Guarantee Agreements;

                  (h) Indebtedness (i) of Allied to the Borrower or any wholly owned Subsidiary, so long as the proceeds of such Indebtedness are used by Allied solely for purposes permitted under Section 6.09, or (ii) of the Borrower or any wholly owned Subsidiary to Allied;

                  (i) the Senior Subordinated Notes and Guarantees thereof, all in accordance with the Indenture dated as of December 1, 1996, governing the Senior Subordinated Notes;

                  (j) Indebtedness of the Borrower or the Subsidiaries (including tax exempt financings and Capital Lease Obligations) to purchase, construct, develop or improve assets in the ordinary course of business after the Closing Date incurred in the ordinary course of business after the Closing Date to finance Capital Expenditures permitted under Section 6.11, provided that the aggregate principal amount of any Indebtedness incurred pursuant to this paragraph (j) outstanding at any time shall not exceed (i) at any time that the Leverage Ratio as of the last fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or (b) is greater than or equal to 4.00 to 1.00 (after giving pro forma effect to each proposed incurrence of Indebtedness under this paragraph (j)), 5% of the consolidated net fixed assets of Allied, the Borrower and the Subsidiaries as of such time and (ii) at any time that such Leverage Ratio is less than 4.00 to 1.00 (after giving pro forma effect to each proposed incurrence of Indebtedness under this paragraph (j)), 10% of the consolidated net fixed assets of Allied, the Borrower and the Subsidiaries as of such time;

                  (k) Indebtedness incurred pursuant to any sale and leaseback transaction permitted by Section 6.04;

                  (l) Junior Exchange Indebtedness;

                  (m) the Laidlaw Debentures and the Allied Canada Debentures;

                  (n) the Laidlaw Acquired Indebtedness;

                  (o) extensions, renewals or refinancings of Indebtedness under paragraphs (a) and (d) so long as (i) such Indebtedness ("Refinancing Indebtedness") is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (iii) the interest rate applicable to such Refinancing Indebtedness shall be a market interest rate (as determined in good faith by the Board of Directors of the Borrower) as of the time of such extension, renewal or refinancing, (iv) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations to the extent of the Indebtedness being extended, renewed or refinanced, (v) the covenants, events of default and other provisions thereof (including any Guarantees thereof), taken as a whole, shall be no less favorable to the Lenders than those contained in the Indebtedness being refinanced and (vi) at the time and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall have occurred and be continuing; and

                  (p) unsecured Indebtedness in addition to that permitted by paragraphs (a) through (o) above in an aggregate principal amount not to exceed (i) at any time that the Leverage Ratio as of the last fiscal quarter for which financial statements are available is greater than or equal to 4.00 to 1.00 (after giving pro forma effect to each proposed incurrence of Indebtedness under this paragraph (p)), $25,000,000 and
         (ii) at any time that such Leverage Ratio is less than 4.00 to 1.00 (after giving pro forma effect to each proposed incurrence of Indebtedness under this paragraph (p)), $75,000,000.

         SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of Allied, the Borrower and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02(a); provided that such Liens shall secure only those obligations which they secure on the date hereof;

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that
         (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary (other than proceeds of the property or asset subject to the Lien);

                  (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) purchase money security interests in real property, improvements thereto equipment or other fixed assets hereafter acquired (or, in the case of improvements, equipment or other fixed assets, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or completion of such construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any

         Subsidiary (other than the proceeds of the real property, improvements, equipment or other fixed assets subject to the Lien);

                  (j) Liens securing Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 6.02, provided that such Lien does not apply to any additional property or assets of Allied, the Borrower or any Subsidiary (other than the proceeds of the property or asset subject to the Lien);

                  (k) Liens arising out of Capitalized Lease Obligations permitted under Section 6.01(j), so long as such Liens (i) attach only to the property subject to such capitalized lease and (ii) do not interfere with the business of the Borrower or any of the Subsidiaries in any material respect;

                  (l) Liens arising out of judgments or awards (other than any judgment that is described in clause (i) of Article VII which constitutes an Event of Default thereunder) in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Borrower shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award; and

                  (m) any Lien on the property or assets of an Acquired Entity or the stock of an Acquired Entity securing Indebtedness permitted by
         Section 6.01(e).

         SECTION 6.03. No Other Negative Pledge. Enter into any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties, (ii) in favor of the holders of the Senior Subordinated Notes or any trustee for such holders, (iii) in connection with Indebtedness that may be secured by a Lien in compliance with Section 6.02(a), (c), (j) or (m), provided that such prohibition or condition does not apply to any property or assets of Allied, the Borrower or the Subsidiaries not subject to such Lien or (iv) in connection with any lease permitted under Section 6.03 solely to the extent that such lease prohibits a Lien on the lease or the property subject to such lease.

         SECTION 6.04. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that the Borrower may enter into any such transaction with respect to any lease that is required to be capitalized in accordance with GAAP, and in compliance with Section 6.02(k), so long as the aggregate principal amount of Capital Lease Obligations associated therewith does not exceed $25,000,000 at any time outstanding.

         SECTION 6.05. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments by Allied and the Borrower (i) existing on the date hereof in the capital stock of the Subsidiaries (including investments made in connection with the Acquisition) and (ii) after the date hereof in the capital stock of the Guarantors;

                  (b) Permitted Investments;

                  (c) loans and advances to employees of Allied, the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business for Allied, the Borrower and its Subsidiaries;

                  (d) loans by Allied, the Borrower or any Subsidiary to its employees in connection with management incentive plans not to exceed $5,000,000 at any time outstanding; provided, however, that such limitation shall not apply to loans the proceeds of which are used to purchase common stock of Allied so long as Allied uses the proceeds thereof to acquire common stock of the Borrower;

                  (e) investments constituting Capital Expenditures permitted under Section 6.11;

                  (f) loans or advances by the Borrower or any wholly owned Subsidiary to the Borrower or any wholly owned Subsidiary that are permitted under Section 6.01(g);

                  (g) loans or advances by the Borrower or any wholly owned Subsidiary to Allied or by Allied to the Borrower or any wholly owned Subsidiary that are permitted by Section 6.01(h);

                  (h) the capital stock or other ownership interests of any Subsidiary formed after the date hereof by the Borrower, provided that
         (i) such capital stock or interest is pledged to the Collateral Agent (for the benefit of the Lenders) pursuant to the Pledge Agreement and
         (ii) the Borrower and such Subsidiary comply with the applicable provisions of Section 5.11 with respect to such newly formed Subsidiary;

                  (i) Interest Rate Protection Agreements permitted under
         Section 6.01(c); and

                  (j) one or more non-hostile acquisitions by the Borrower or any Subsidiary after the Closing Date in which the Borrower or any Subsidiary is the surviving entity of a business unit (with any associated assets) located in the United States or Canada or capital stock or other equity interests (other than Margin Stock) of any other person organized under the laws of (x) the United States, any State thereof or the District of Columbia or (y) Canada or any political subdivision thereof (such assets, in the case of an asset acquisition, or person, in the case of the acquisition of capital stock or other equity interests, is referred to herein as the "Acquired Entity") so long as (i) in the case of an acquisition of assets, such assets are to be used, and in the case of an acquisition of capital stock or other equity interests, the person so acquired is engaged in, the same line of business as the Borrower and the Subsidiaries and other business activities incidental thereto, (ii) the Acquired Entity conducts its business exclusively in the United States and/or Canada, (iii) immediately prior to and after giving effect to such acquisition, no Default or Event of Default shall exist, (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.12, 6.13, 6.14 and 6.15 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance, (v) promptly after any such acquisition, the Collateral Agent for the benefit of the Secured Parties shall be granted a first priority security interest in all personal property (including capital stock and other securities or interests, but subject to Liens permitted by Sections 6.02(c), 6.02(j) and 6.02(m) and other customary and reasonable permitted encumbrances), except as otherwise provided by the Security Agreement, acquired by the Borrower as part of such acquisition, and the Borrower shall, and shall cause any applicable Subsidiary to, execute any documents (including supplements to the Subsidiary Guarantee Agreement, Security Agreement and Indemnity, Subrogation and Contribution Agreement, Canadian Security Documents, if applicable), financing statements, agreements and instruments, and take all action (including filing financing statements and obtaining and providing consents and legal opinions) that may be required under applicable law, or that the Collateral Agent may request, in order to grant, preserve, protect and perfect such security interests and (vi) in the case of an acquisition of capital stock or other equity interests of a person, the Borrower acquires a majority of the capital stock or other equity interests of such person, provided, however, that (x) if the consideration (including assumption of indebtedness and other contingent payments other than waste disposal-based royalties, Acquired Indebtedness and Indebtedness issued pursuant Section 6.01(e) but excluding capital stock issued by Allied) in any such acquisition exceeds $25,000,000, the prior written consent of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Required Lenders shall be required with respect to such acquisition and (y) if the proceeds of a Revolving Credit Loan are to be used to pay any portion of the consideration for such acquisition, or to refinance any indebtedness or pay any fees, expenses or other amounts in connection therewith, such Revolving Credit Loan shall be treated as an Acquisition Loan and all the provisions in this Agreement relating to the making of the Acquisition Loans, including Section 4.03, shall be satisfied. Any acquisition satisfying each of the criteria set forth in the preceding sentence is referred to herein as a "Permitted Acquisition"; and

                  (k) investments in joint ventures engaged in the same line of business as the Borrower and the Subsidiary or other business activities incidental thereto in an aggregate amount of not to exceed $10,000,000.

         SECTION 6.06. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or conduct any Asset Sale of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that:

                  (a) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and
         (ii) any Subsidiary (other than Allied Finance) may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration;

                  (b) Allied, the Borrower and the Subsidiaries party to the Stock Purchase Agreement may consummate the Acquisition;

                  (c) the Borrower or any Subsidiary (other than Allied Finance) may make Permitted Acquisitions; and

                  (d) the Borrower or any Subsidiary (other than Allied Finance) may conduct an Asset Sale of a type not described in this Section 6.06, provided that the Net Cash Proceeds of such Asset Sale shall be applied in the manner set forth under Section 2.13;

provided, further, that any sale, transfer or other disposition of assets or stock with a fair market value in excess of $5,000,000 and not otherwise prohibited by this Section 6.06 shall not be permitted unless (A) such sale, transfer or other disposition is for consideration at least 75% of which is cash and (B) such consideration is at least equal to the fair market value of the assets, transferred or disposed of (as determined in good faith by the board of directors or officers of the Borrower).

         SECTION 6.07. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the Borrower, (ii) Allied, the Borrower or any Subsidiary may declare and pay dividends solely in shares of its common stock; (iii) Allied may issue Junior Exchange Indebtedness in exchange for Designated Preferred Stock; (iv) the Borrower may declare and pay dividends to Allied solely to the extent necessary for Allied to conduct its business in accordance with Section 6.09; and (v) so long as no Default or Event of Default shall have occurred and be continuing, (A) Allied may declare and pay any cash dividend on any shares of Preferred Stock outstanding on the Closing Date in an amount not to exceed the stated dividend rate on the Closing Date on such Preferred Stock (which payments in the aggregate shall not exceed $1,100,000 for the fiscal year ending December 31, 1996 and $700,000 for each fiscal year thereafter) and (B) may call for redemption any convertible preferred stock if the conversion price for such preferred stock is no greater than 80% of the then market price of the stock into which such preferred stock is redeemable and may redeem any such shares not converted prior to the applicable date of redemption.

         (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such subsidiary, except for restrictions under the Senior Subordinated Notes but only to the extent such restriction restricts dividend payments to Allied by the Borrower or any Subsidiary.

         SECTION 6.08. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except
(a) with Allied, the Borrower or any wholly owned Subsidiary or (b) that Allied, the Borrower or any Subsidiary may (i) engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (ii) consummate or enter into, as the case may be, the agreements relating to the Transactions.

         SECTION 6.09. Business of Allied, Borrower, Allied Finance and Subsidiaries. (a) Engage at any time, (i) in the case of the Borrower and each of its Subsidiaries, in any business or business activity other than the business currently conducted by them and business activities reasonably incidental thereto, (ii) in the case of Allied, in any business or business activity other than the ownership of all the outstanding stock of the Borrower and Allied Finance and all activities reasonably incidental thereto and (iii) in the case of Allied Finance, in any business or business activity other than being the obligor under the Laidlaw Debentures and all activities reasonably incidental thereto (it being understood that Allied Finance shall have no assets other than the Allied Canada Debentures).

         (b) enter into any general partnership arrangement other than through a special purpose wholly owned Subsidiary, provided that any investments associated with such general partnership shall be permitted hereunder.

         SECTION 6.10. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of (i) any Material Agreement or (ii) any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of Allied, the Borrower or any Subsidiary is outstanding in an aggregate outstanding principal amount in excess of $10,000,000, or modify its charter or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

         (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than scheduled (or with respect to senior indebtedness held by a person that is not an Affiliate of the obligor, mandatory) payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness for borrowed money (other than Indebtedness permitted under Section 6.01(a), (d), (e) or (o) and intercompany Indebtedness permitted under Section 6.01(g)) of any Loan Party or any Subsidiary in an outstanding principal amount exceeding $5,000,000, except for (x) the refinancing of the Existing

Credit Agreement, (y) refinancings permitted by Section 6.01(p) and (z) the Loans, (ii) make any payment or prepayment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (iii) pay in cash any amount in respect of such Indebtedness that may at the applicable Loan Party's or Subsidiary's option be paid in kind or in other securities.

         (c) Notwithstanding anything contained in this Section 6.10 to the contrary,

                  (i) the Borrower shall be permitted to exchange the Senior Subordinated Notes for substantially identical notes in accordance with the Exchange and Registration Rights Agreement dated as of December 5, 1996, relating to the Senior Subordinated Notes;

                  (ii) (A) prior to the third anniversary of the Closing Date, Allied Finance shall be permitted to pay interest on the Laidlaw Junior Debentures solely in the form of common stock of Allied and (B) following the third anniversary of the Closing Date, but not prior to 15 days after delivery of the financial statements pursuant to Section 5.04(a) for the fiscal year ending immediately prior to such third anniversary of the Closing Date and for each fiscal year thereafter, Allied Finance shall be permitted to pay cash interest on the Laidlaw Junior Debentures in an amount equal to the portion of Excess Cash Flow for such applicable fiscal year that is not required to be used to prepay outstanding Term Loans pursuant to Section 2.13(e); provided, however, that (i) upon the first such payment of cash interest, the Laidlaw Junior Debentures shall be included in the definition of "Total Debt" hereunder and (ii) upon each such payment of cash interest, the interest rate applicable to all Loans pursuant to Section 2.06 shall automatically increase by .25% per annum.

         SECTION 6.11. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by Allied, the Borrower and the Subsidiaries, taken as a whole, in any fiscal year to exceed the amount of Permitted Capital Expenditures for such fiscal year; provided, however, that (a) the applicable Base Amount of Permitted Capital Expenditures as set forth in the definition thereof in any fiscal year ending after December 31, 1997, shall be increased by the excess, if any, of the Base Amount for the immediately preceding year (without giving effect to this proviso) over the total amount of Capital Expenditures made during such immediately preceding year, and (b) in any fiscal year, the applicable Base Amount as set forth in the definition of Permitted Capital Expenditure may be increased, at the option of the Borrower, by up to 15% of the applicable Base Amount for the immediately following fiscal year, provided that to the extent the Borrower so increases the Base Amount in any such fiscal year, the applicable Base Amount in the immediately following fiscal year shall be decreased by the amount of such increase.

         SECTION 6.12. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter falling in any period set forth below to be less than the ratio set forth below for such period.

                      Period                                         Ratio
                      ------                                         -----
From and including March 31, 1997
through and including December 31, 1997                           1.25 to 1.00

From and including March 31, 1998
through and including December 31, 1998                           1.30 to 1.00

From and including March 31, 1999
through and including December 31, 1999                           1.35 to 1.00

From and including March 31, 2000
through and including December 31, 2002                           1.40 to 1.00

From and including March 31, 2003
through and including December 31, 2003                           1.50 to 1.00

From and including March 31, 2004
through and including December 31, 2004                           1.60 to 1.00

Thereafter                                                        1.75 to 1.00


         SECTION 6.13. Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter falling in any period set forth below to be in excess of the ratio set forth below for such period.

                      Period                                         Ratio
                      ------                                         -----
From and including March 31, 1997
through and including June 30, 1997                               5.25 to 1.00

From and including September 30, 1997
through and including December 31, 1997                           5.00 to 1.00

From and including March 31, 1998
through and including December 31, 1998                           4.50 to 1.00

From and including March 31, 1999
through and including December 31, 1999                           4.00 to 1.00

From and including March 31, 2000
through and including December 31, 2000                           3.50 to 1.00

Thereafter                                                        3.00 to 1.00


         SECTION 6.14. Senior Debt Ratio. Permit the Senior Debt Ratio as of the end of any fiscal quarter falling in any period set forth below to be in excess of the ratio set forth below for such period.

                      Period                                         Ratio
                      ------                                         -----
From and including March 31, 1997
through and including June 30, 1997                               3.50 to 1.00

From and including September 30, 1997
through and including December 31, 1997                           3.25 to 1.00

From and including March 31, 1998
through and including December 31, 1998                           3.00 to 1.00

From and including March 31, 1999
through and including December 31, 2000                           2.50 to 1.00

Thereafter                                                        2.00 to 1.00

         SECTION 6.15. Interest Expense Coverage Ratio. Permit the Interest Expense Coverage Ratio as of the end of any fiscal quarter falling in any period set forth below to be less than the ratio set forth below for such period.

                      Period                                         Ratio
                      ------                                         -----
From and including March 31, 1997
through and including June 30, 1997                               1.75 to 1.00

From and including September 30, 1997
through and including December 31, 1997                           2.00 to 1.00

From and including March 31, 1998
through and including December 31, 1998                           2.25 to 1.00

From and including March 31, 1999
through and including December 31, 1999                           2.50 to 1.00

From and including March 31, 2000
through and including December 31, 2000                           3.00 to 1.00

Thereafter                                                        3.50 to 1.00



                                   ARTICLE VII

                                Events of Default

         In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (d) default shall be made in the due observance or performance by Allied, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08 or 5.16 or in
         Article VI;

                  (e) default shall be made in the due observance or performance by Allied, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

                  (f) Allied, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause
         (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Allied, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Allied, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Allied, the Borrower or any Subsidiary or for a substantial part of the property or assets of Allied, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Allied, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) Allied, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Allied, the Borrower or any Subsidiary or for a substantial part of the property or assets of Allied, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Allied, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Allied, the Borrower or any Subsidiary to enforce any such judgment;

                  (j) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

                  (k) any Loan Document shall not be for any reason, or shall be asserted by any Loan Party not to be, in full force and effect and enforceable in accordance with its terms; or

                  (l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part (to the Administrative Agent for the account of each Lender as provided in this Agreement and the Borrower acknowledges that it shall have an obligation to pay to the Administrative Agent all accrued amounts owed by the Borrower under this Agreement and under any other Loan Document), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable (to the Administrative Agent for the account of each Lender as provided in this Agreement and the Borrower acknowledges that it shall have an obligation to pay to the Administrative Agent all accrued amounts owed by the Borrower under this Agreement and under any other Loan Document), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                The Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent

         In order to expedite the transactions contemplated by this Agreement, Goldman Sachs Credit Partners L.P. is hereby appointed to act as Syndication Agent, Credit Suisse is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank and Citibank, N.A. is hereby appointed to act as Documentation Agent (for purposes of this Article VIII, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent and Collateral Agent are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Allied, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees to reimburse the Agents and each Revolving Credit Lender agrees to reimburse the Issuing Bank, in each case, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Issuing Bank or the Agents, as applicable, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Revolving Credit Lenders, as applicable, that shall not have been reimbursed by the Borrower, and each Lender agrees to indemnify and hold harmless each Agent and any of their respective directors, officers, employees or agents, and each Revolving Credit Lender agrees to indemnify and hold harmless the Issuing Bank and any of its respective directors, officers, employees or agents, in each case on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Issuing Bank or Agent, as applicable, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to the Issuing Bank or an Agent, as applicable, or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Issuing Bank or such Agent, as applicable, or any of their respective directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower or Allied, to it at 7201 East Camelback Road, Scottsdale, Arizona 85251, Attention of Mr. Henry Hirvela (Telecopy No. 602-481-6038);

                  (b) if to the Syndication Agent, to Goldman Sachs Credit Partners L.P., 85 Broad Street, New York, New York 10004, Attention of Ms. Kathy King (Telecopy No. (212) 357-4597);

                  (c) if to the Administrative Agent or the Collateral Agent, to Credit Suisse, 11 Madison Avenue, New York, New York 10010, Attention of Ms. Lisa Perroto (Telecopy No. (212) 325-8304);

                  (d) if to the Documentation Agent, to Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention of Mr. Greg Williams (Telecopy No. 212-793-4806);

                  (e) if to an Issuing Bank (other than Credit Suisse), to the address of such Issuing Bank set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Issuing Bank shall have become a party hereto; and if to Credit Suisse, as Issuing Bank, to the address set forth in paragraph (c) above; and

                  (f) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Allied herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, any Lender or the Issuing Bank.

         SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Allied and the Syndication Agent, the Administrative Agent and the Documentation Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Allied, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Borrower (so long as no Event of Default shall have occurred and be continuing) and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender) must give their prior consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (y) the amount of the unused Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment) (it being understood that separate assignments that are made contemporaneously to persons that are Affiliates shall be deemed a single assignment for purposes of this sub-clause (y)), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and
(iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, AXELs Commitments and Revolving Credit Commitment, and the outstanding balances of its Term Loans, AXELs Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless and until it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.17.

         (h) Any Lender may at any time assign for collateral purposes only all or any portion of its rights under this Agreement to a third party to secure extensions of credit by such third party (or by persons on whose behalf such third party acts) to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such third party for such Lender as a party hereto. In order to facilitate such an assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

         (i) Neither Allied nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Allied agree, jointly and severally, to pay all out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore and Ogilvy & Renault, counsel and Canadian counsel, respectively, for the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent or any Lender.

         (b) The Borrower and Allied agree, jointly and severally, to indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees, trustees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (whether or not the Transactions are consummated), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials on any Property or any property owned, leased or operated by any predecessor of Allied, the Borrower or the Subsidiaries, or any Environmental Claim related in any way to Allied, the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Allied against any of and all the obligations of the Borrower or Allied now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO

SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Allied in any case shall entitle the Borrower or Allied to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Allied and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or extend the date of any mandatory prepayment of principal, or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees or L/C Participation Fees of any Lender without the prior written consent of such Lender, (iii) decrease the amount or extend the date for payment of the Issuing Bank Fees without the prior written consent of each affected Issuing Bank or
(iv) amend or modify the provisions of Section 2.13, 2.17 or 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, respectively. Notwithstanding anything to the contrary in this Agreement, any proposed waiver, amendment or modification of a provision that does not directly affect each Class of Loans (as defined below) shall require only the prior written consent of Lenders holding a majority of the sum of all Loans outstanding and unused Commitments at such time with respect to each Class of Loans directly affected thereby. As used in this
Section 9.08(b), the term "Class of Loans" shall mean each of (i) the Revolving Credit

Loans and Revolving Credit Commitments, (ii) the Term Loans and Term Loan Commitments, (iii) the AXELs Series A Loans and AXELs Series A Commitments, (iv) the AXELs Series B Loans and AXELs Series B Commitments and (v) the AXELs Series C Loans and AXELs Series C Commitments.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.10. Entire Agreement. This Agreement, the Fee Letters and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Allied and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Allied or their respective properties in the courts of any jurisdiction.

         (b) Each of Allied and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16. Judgment Currency. (a) The obligations of the Borrower and the other Loan Parties hereunder and under the other Loan Documents to make payments in dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Syndication Agent, the Documentation Agent or a Lender or the Issuing Bank of the full amount of the Obligation Currency expressed to be payable to the

Administrative Agent, the Syndication Agent, the Documentation Agent or such Lender or the Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or any other Loan Party or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

         SECTION 9.17. Confidentiality. The Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, professional advisors, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to any direct or indirect contractual counterparties in swap agreements as long as such contractual counterparty shall agree to keep such Information confidential,
(f) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued with respect to such Lender or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section
9.17 or (ii) becomes available to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or Allied. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower or Allied and related to the Borrower or Allied, any shareholder of the Borrower or Allied or any employee, customer or supplier of the Borrower or Allied, other than any of the foregoing that were available to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or Allied, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    ALLIED WASTE NORTH AMERICA, INC.,

                                          by /s/ Roger A. Ramsey
                                             ----------------------------
                                             Name: Roger A. Ramsey
                                             Title: Chairman of the Board

                                          by /s/ Henry L. Hirvela
                                             ----------------------------
                                             Name: Henry L. Hirvela
                                             Title: Vice President


                                    ALLIED WASTE INDUSTRIES, INC.,

                                          by /s/ Roger A. Ramsey
                                             ----------------------------
                                             Name: Roger A. Ramsey
                                             Title: Chairman of the Board

                                          by /s/ Henry L. Hirvela
                                             ----------------------------
                                             Name: Henry L. Hirvela
                                             Title: Vice President

                                 GOLDMAN SACHS CREDIT PARTNERS
                                 L.P., as Syndication Agent and individually, as a Lender,

                                     by   /s/ Edward C. Forst
                                          -------------------------
                                          Name:  Edward C. Forst
                                          Title: Authorized Signatory

                                         CREDIT SUISSE, as Issuing Bank and
                                         individually, as a Lender,

                                             by   /s/ Joel Glodowski
                                                  -------------------------
                                                  Name: Joel Glodowski
                                                  Title: Member of Senior
                                                           Management


                                         CREDIT SUISSE, as Administrative Agent,

                                             by   /s/ Heather Rickenberg
                                                  -------------------------
                                                  Name: Heather Rickenberg
                                                  Title: Member of Senior
                                                           Management

                                             by   /s/ Ira Lubinsky
                                                  -------------------------
                                                  Name: Ira Lubinsky
                                                  Title: Associate


                                         CREDIT SUISSE, as Collateral Agent,

                                             by   /s/ Heather Rickenberg
                                                  -------------------------
                                                  Name: Heather Rickenberg
                                                  Title: Member of Senior
                                                           Management

                                             by   /s/ Ira Lubinsky
                                                  -------------------------
                                                  Name: Ira Lubinsky
                                                  Title: Associate

                                            CREDIT SUISSE, as Swingline Lender,

                                                by   /s/ Joel Glodowski
                                                     -------------------------
                                                     Name: Joel Glodowski
                                                     Title: Member of Senior
                                                              Management

                                                by   /s/ D. Wenger
                                                     -------------------------
                                                     Name: D. Wenger
                                                     Title: Associate

                                      CITIBANK, N.A., as Documentation Agent,

                                          by   /s/ Judith Fishlow Minter
                                               -------------------------
                                               Name:  Judith Fishlow Minter
                                               Title: Attorney-in-Fact



                                      CITICORP USA, INC., individually, as a
                                      Lender,

                                          by   /s/ Judith Fishlow Minter
                                               -------------------------
                                               Name:  Judith Fishlow Minter
                                               Title: Attorney-in-Fact

                                            (OTHER BANKS)

                                                by
                                                     -------------------------
                                                     Name:
                                                     Title:

The following exhibits and schedules to this exhibit have been omitted and will be provided to the Commission on request.


                             Exhibits and Schedules

Exhibit A                  Form of Administrative Questionnaire
Exhibit B                  Form of Allied Finance Collateral Covenant Agreement
Exhibit C                  Form of Allied Finance Guarantee Agreement
Exhibit D                  Form of Allied Finance Pledge Agreement
Exhibit E                  Form of Allied Guarantee Agreement
Exhibit F                  Form of Assignment and Acceptance
Exhibit G                  Form of Borrowing Request
Exhibit H-1                Form of Canadian Collateral Covenant Agreement
Exhibit H-2                Form of Canadian Debenture
Exhibit H-3                Form of Canadian Debenture Pledge Agreement
Exhibit H-4                Form of Canadian General Assignment of Book Debts
Exhibit H-5                Form of Canadian Securities Pledge Agreement
Exhibit H-6                Form of Canadian Subsidiary Guarantee Agreement (Quebec)
Exhibit H-7                Form of Hypothec
Exhibit I                  Form of Indemnity, Subrogation and Contribution Agreement
Exhibit J                  Form of Pledge Agreement
Exhibit K                  Form of Pledge Intercreditor Agreement
Exhibit L                  Form of Security Agreement
Exhibit M                  Form of Subsidiary Guarantee Agreement
Exhibit N-1                Form of Opinion of Porter & Hedges, L.L.P., counsel for Allied, the
                                Borrower and the Subsidiaries
Exhibit N-2                Form of Opinion of Thomas K. Kehoe, Esq., internal counsel for Allied, the Borrower and the Subsidiaries
Exhibit N-3                Form of Opinion of Davies, Ward & Beck, special Canadian counsel for
                                Allied, the Borrower and the Subsidiaries and Canadian Local
                                Counsel
Exhibit N-4                Form of Opinion of Ivan R. Cairns, Esq., internal counsel for Laidlaw and the Laidlaw Subsidiaries
Exhibit O                  Form of Subordination Provisions

Schedule 1                 Laidlaw Subsidiaries
Schedule 1.01(a)           Back-up Letters of Credit
Schedule 1.01(b)           Existing Letters of Credit
Schedule 1.01(c)           Laidlaw Acquired Indebtedness
Schedule 1.01(d)           Subsidiary Guarantors
Schedule 2.01              Lenders
Schedule 3.08              Subsidiaries
Schedule 3.09              Litigation
Schedule 3.17              Environmental Matters
Schedule 3.18              Insurance
Schedule 4.02(a)           Canadian Local Counsel
Schedule 4.02(p)           Existing Preferred Stock
Schedule 6.01(a)           Indebtedness
Schedule 6.02(a)           Liens